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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 Notice of Fiscal 2011 Annual Meeting of Shareholders
January 24, 2012

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the fiscal 2011 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation, will be held on January 24, 2012, at 9:00 a.m., Mountain Standard Time, at our headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the purposes listed below. As used herein "we," "our," "us," "the Company" and similar terms refer to Micron Technology, Inc. unless the context indicates otherwise.

  1.
  To elect directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  To approve an amendment to our 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 20,000,000;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending August 30, 2012;

  4.
  To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement;

  5.
  To approve, in a non-binding vote, the frequency (every one, two or three years) with which our shareholders will be entitled to have an advisory vote on executive compensation; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on November 28, 2011, are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at our headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

        The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, we are sending most of our shareholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for fiscal 2011 and other proxy materials via the Internet (the "Notice"). This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

        Attendance at the Annual Meeting will be limited to shareholders and our guests. Shareholders may be asked to furnish proof of ownership of our Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

        To ensure your representation at the meeting, you are urged to vote. You may vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, date and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy card for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy, and any previous votes that were submitted by the shareholder, whether by Internet, telephone or mail, will be superseded by the vote that such shareholder casts at the meeting.

By Order of the Board of Directors
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary
Boise, Idaho December 15, 2011

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT
FISCAL 2011 ANNUAL MEETING OF SHAREHOLDERS

January 24, 2012
9:00 a.m. Mountain Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc., for use at the fiscal 2011 Annual Meeting of Shareholders to be held on January 24, 2012, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of Fiscal 2011 Annual Meeting of Shareholders. The Annual Meeting will be held at our headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. Our telephone number is (208) 368-4000.

        This Proxy Statement and related proxy card are first being distributed on or about December 15, 2011, to all shareholders entitled to vote at the meeting.

        Shareholders can vote their shares using one of the following methods:

  •
  Vote through the Internet at www.proxydocs.com/mu using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card or voting instruction card;

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  Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

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  Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

  •
  Attend and vote at the meeting.

        Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 23, 2012.

Record Date

        Shareholders of record at the close of business on November 28, 2011 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to us a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy but prior to the date of the Annual Meeting.

Solicitation

        We will bear the cost of solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers and employees, without additional compensation, personally or by telephone or Internet. We intend to use the services of Phoenix Advisory Partners, a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees paid by us for these services will be approximately $12,500.

Outstanding Shares

        We have one class of stock outstanding, common stock, $.10 par value per share (the "Common Stock"). At November 28, 2011, the Record Date, 987,672,309 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

        Under the Delaware General Corporation Law and our Restated Certificate of Incorporation and its Bylaws, each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required (in the manner specified below). The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

        Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to the election of directors or equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on Items 1, 2, 4 and 5 and such shares will be considered "broker non-votes" for such proposals.

        Directors will be elected if the number of votes "FOR" a particular director exceeds the number of votes "AGAINST" that same director. With respect to each other item of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders.

        Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to our Corporate Secretary at least 15 days prior to the date of the meeting. If cumulative voting is required with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than six candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

        The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by us, the shares of Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of the amendment to the 2004 Equity Incentive Plan, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending August 30, 2012, (iv) FOR approval of a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement, (v) FOR approval, in a non-binding vote, of an annual shareholders advisory vote on executive compensation; and (vi) in the discretion of the proxy holders for such business which may properly come before the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        A board of six directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by a majority of the independent directors of the Board of Directors and all of whom are currently serving as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly appointed and qualified, except in the case of earlier resignation or removal. The names of the nominees and certain information about them are set forth below:

				Board Committees*
			Served as a Director Since
Name of Nominee	Age	Principal Occupation		A	C	G
Steven R. Appleton	51	Chairman and Chief Executive Officer of Micron Technology, Inc.	1994
Robert L. Bailey	54	Former Chairman of PMC-Sierra, Inc.	2007	X		X
Patrick J. Byrne	51	President and Chief Executive Officer of Intermec, Inc.	2011		X	X
Mercedes Johnson	57	Former Chief Financial Officer of Avago Technologies Limited	2005	X		X
Lawrence N. Mondry	51	Former President and Chief Executive Officer of CSK Auto Corporation	2005		X	X
Robert E. Switz	65	Former Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc.	2006	X		X

*
A = Audit Committee, C = Compensation Committee, G = Governance Committee

        Set forth below are the principal occupations of the nominees for at least the past five years:

        Steven R. Appleton joined us in February 1983 and has served in various capacities since that time. Mr. Appleton first became an officer in August 1989 and has served in various officer positions since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on our Board of Directors. From September 1994 to June 2007, Mr. Appleton served as our CEO, President and Chairman of the Board of Directors. From June 2007, Mr. Appleton served as our CEO and Chairman of the Board. From 2001 to April 2011, Mr. Appleton served on the Board of Directors of National Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

        Mr. Appleton has been with us for over 25 years and his experiences have given him extensive expertise in our business and operations. He has also developed expertise in the areas of finance, corporate development, corporate governance, business strategy and management.

        Robert L. Bailey was the Chairman of the Board of Directors of PMC-Sierra, Inc. ("PMC") from 2005 until May 2011 and from February 2000 until February 2003. He also served as the President and CEO of PMC from July 1997 until May 2008. PMC is a leading provider of broadband communication and semiconductor storage solutions for the next-generation Internet. Mr. Bailey currently serves on the Board of Directors of Entropic Communications. Mr. Bailey holds a BS degree in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas. He has served on our Board of Directors since 2007.

        Mr. Bailey's experience as CEO and Chairman of a leading technology company has given him expertise in the technology industry as well business operations, finance, corporate development, corporate governance and management.

        Patrick J. Byrne has served as Director, President and CEO of Intermec, Inc. ("Intermec") since July 2007. Intermec develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Prior to joining Intermec, Mr. Byrne served as a Senior Vice President and President of the Electronic Measurement Group of Agilent Technologies Inc., a bio-analytical and electronic measurement company, from February 2005 to March 2007. Prior to assuming that position, Mr. Byrne served as Vice President and General Manager for Agilent's Electronic Products and Solutions Group's Wireless Business Unit from September 2001 to February 2005. He served as Vice President for Agilent's Electronic Products and Solutions Group's Product Generation Units from 1999 to 2001. Mr. Byrne is also a member of the Board of Directors of Flow International, a manufacturer of ultrahigh-pressure waterjet technology. Mr. Byrne received his BS degree in Electrical Engineering from the University of California, Berkeley, and his MS degree in Electrical Engineering from Stanford University. Mr. Byrne joined our Board of Directors in April 2011.

        Mr. Byrne's experience as CEO of a public company has given him expertise in the technology industry as well as business operations, finance, corporate development, corporate governance and management.

        Mercedes Johnson was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008. She also served as the Senior Vice President, Finance, of Lam Research Corporation ("Lam") from June 2004 to January 2005 and as Lam's Chief Financial Officer from May 1997 to May 2004. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Intersil Corporation and Juniper Networks, Inc. Ms. Johnson is the Chairman of the Board's Audit Committee and has served on our Board of Directors since 2005.

        Ms. Johnson's experience as the CFO of several technology companies has given her expertise in finance, corporate development, corporate governance, management and operations.

        Lawrence N. Mondry was a director and the President and CEO of CSK Auto Corporation ("CSK"), a specialty retailer of automotive aftermarket parts, from August 2007 to July 2008. Prior to his appointment at CSK, Mr. Mondry served as the CEO of CompUSA Inc. from November 2003 to May 2006. Mr. Mondry joined CompUSA in 1990. Mr. Mondry served on the Board of Directors for Golfsmith, Inc. from April 2005 to August 2007. Mr. Mondry is the Chairman of the Board's Governance Committee and Presiding Director. He has served on our Board of Directors since 2005.

        Mr. Mondry's experience as the CEO of various retailers has given him expertise in operations, management, finance and corporate development. Mr. Mondry's retail expertise is especially relevant to our Lexar and Crucial businesses.

        Robert E. Switz was the Chairman, President and CEO of ADC Telecommunications, Inc. ("ADC"), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Mr. Switz holds an MBA from the University of Bridgeport as well as a degree in Marketing/Economics from Quinnipiac University. Mr. Switz also serves on the Board of Directors for Broadcom Corporation, GT Advanced Technologies and Leap Wireless International, Inc. He has served on our Board of Directors since 2006.

        Mr. Switz's experience as CEO and Chairman of a leading technology company has given him expertise in the technology industry as well business operations, finance, corporate development, corporate governance and management.

        There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends voting "FOR" approval of the nominees listed above.

 CORPORATE GOVERNANCE

Director Resignations

        Dr. Teruaki Aoki and Mr. James W. Bagley have indicated that after many years of service on our Board of Directors, they will be retiring at the conclusion of the upcoming Annual Meeting of Shareholders. As a result, they will not be standing for re-election to the Board. We appreciate all their contributions and wish them success in their future endeavors.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers and employees. A copy of the Micron Code of Business Conduct and Ethics is available at www.micron.com/code and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on our website within four business days of the amendment or waiver as required by applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the Listing Rules of NASDAQ.

Director Independence

        On October 12, 2011, the Board of Directors determined that directors Aoki, Bailey, Byrne, Johnson, Mondry and Switz qualify as independent directors. In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ. None of these directors have a relationship with us, other than any relationship that is categorically not material under the guidelines referenced above and other than as disclosed in this Proxy Statement under "Compensation of Directors" and "Certain Relationships and Related Transactions."

Board Leadership Structure

        Mr. Appleton serves as our Chairman and CEO. We do not have a fixed policy on whether the roles of chairman and CEO should be separate or combined. The decision is based on our and our shareholders' best interests under the circumstances existing at the time. The Board believes that Mr. Appleton's unique knowledge of our business and the opportunities and challenges it faces best positions him to develop agendas that ensure the Board's time and attention are focused on the issues that matter most to us and our shareholders. Each year the Board appoints an independent Presiding Director to oversee meetings of the independent directors and act as a liaison between the Board and CEO.

Risk Assessment Role

        The Board of Directors is responsible for overseeing the major risks we face and reviewing management's proposals for their mitigation. In addition, the Board has delegated oversight of certain categories of risk to the Audit, Compensation and Governance committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Compensation Committee oversees management of risks relating to our compensation plans and programs. The Governance Committee manages risks associated with board governance and director independence. The Audit, Compensation and Governance committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Compensation Risks

        We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. We assessed our compensation programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. We also reviewed the results of our findings with Mercer, our outside compensation consultant. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward and risk control. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In most cases, our compensation policies and practices are centrally designed and administered, and are substantially the same at each business unit. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs.

Compensation Consultant

        The Compensation Committee annually engages a compensation consultant, currently Mercer, to provide a comprehensive review of executive compensation matters. Mercer provides the Compensation Committee with information for all of our officers on cash and non-cash compensation elements and historical and trend payment data.

        The Compensation Committee has established procedures that it considers adequate to ensure that Mercer's advice to the Compensation Committee remains objective and is not influenced by our management. These procedures include: a direct reporting relationship to the Compensation Committee; a provision in the Compensation Committee's engagement letter with Mercer specifying what information, data, and recommendations can be shared with management; and an annual update to the Compensation

Committee on Mercer's relationship with us, including a summary of the work performed for us during the preceding 12 months. The specific activities that Mercer undertakes for us include:

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  review the Compensation Peer Group (as defined in the Compensation Discussion and Analysis) and recommend any changes to its members;

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  benchmark total direct compensation levels (salary, short-term incentives, long-term incentives and total direct compensation) of our executive team using several data sources;

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  evaluate our historical pay-for-performance relationship;

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  review the metrics and targets associated with the annual short-term incentives and long-term incentive plans;

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  review the proposed equity grants for executives, along with vesting recommendations;

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  assist with a risk assessment of our compensation practices;

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  review a draft of the compensation discussion and analysis component of proxy disclosure; and

  •
  attend the Compensation Committee meetings in which executive compensation matters are discussed.

        We paid Mercer a total of $673,615 in fiscal 2011 for services provided to the Compensation Committee and us. Of this amount, $109,337 was paid as a result of the work Mercer performed for the Compensation Committee, $190,520 was paid as a result of the work Mercer performed related to our 401(k) Plan and other human resource functions and $373,718 was paid for employee medical insurance. The decision to use Mercer for services other than those provided to the Compensation Committee was made by our management and was not approved by the Compensation Committee.

Board Meetings and Committees

        Our Board of Directors held four meetings during fiscal 2011. The Board of Directors met in Executive Session four times during fiscal 2011. In fiscal 2011, the Board of Directors had a standing Audit Committee, Governance Committee and Compensation Committee. During fiscal 2011, the Audit Committee met nine times, the Compensation Committee met four times and the Governance Committee met three times. In addition to formal committee meetings, the chairmen of the committees engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board of Directors during fiscal 2011. All incumbent directors who served on the Compensation, Audit and Governance committees attended 75% or more of the total number of committee meetings during fiscal 2011. All but one member of our Board was present at the fiscal 2010 Annual Meeting of Shareholders. We encourage director attendance at the Annual Meeting of Shareholders.

        The Audit Committee, the Governance Committee and the Compensation Committee each have written charters that comply with federal and NASDAQ rules relating to corporate governance matters. Copies of the committee charters as well as our Corporate Governance Guidelines are available at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board has determined that all the members of the Audit Committee, the Governance Committee, and the Compensation Committee satisfy the independence requirements of applicable federal laws and the Listing Rules of NASDAQ for such committees.

        Our Corporate Governance Guidelines specify a mandatory retirement age of 70 for members of its Board of Directors.

  Audit Committee

        Ms. Johnson and Messrs. Bailey and Switz currently serve on the Audit Committee. Ms. Johnson has served as the Chairman of the Audit Committee since October 2010. The Board has determined that Ms. Johnson and Messrs. Bailey and Switz each qualify as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring:

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  the integrity of our financial statements;

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  the performance of our internal audit function;

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  the performance of our Independent Registered Public Accounting Firm;

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  the qualifications and independence of our Independent Registered Public Accounting Firm; and

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  our compliance with legal and regulatory requirements.

        The Audit Committee is also responsible for preparing the Audit Committee report that is included in our annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors." The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

  Governance Committee

        Dr. Aoki, Ms. Johnson, and Messrs. Bailey, Byrne, Mondry and Switz currently serve on the Governance Committee. Mr. Mondry has served as Chairman of the Governance Committee since October 2009. The responsibilities of the Governance Committee include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to our Board of Directors, (ii) director compensation and (iii) the development of our Corporate Governance Guidelines. The complete duties and responsibilities of the Governance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

        The Governance Committee is responsible for identifying nominees for our Board of Directors. There are no minimum qualifications that nominees must possess, however, the following factors are strongly considered by the Governance Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to us and our operations; familiarity with accounting rules and practices; and "independence" as defined and required by the Listing Rules of NASDAQ and relevant rules and regulations of the SEC. The Board of Directors has determined that it would be advisable to add additional members to the Board. To that end, the Governance Committee works with a third party executive search firm to assist them in the identification and evaluation of potential candidates to our Board of Directors. In fiscal 2011, the search firm identified Mr. Patrick Byrne as a possible candidate for our Board. It is currently anticipated that additional members may join our Board of Directors in 2012.

        The Governance Committee will consider director nominee recommendations from shareholders. Shareholder recommendations for directors are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate's name and qualifications to our Corporate Secretary at corporatesecretary@micron.com. Our Bylaws contain the provisions that address the process by which a shareholder may nominate an individual to stand for election to our Board of Directors. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print upon request to corporatesecretary@micron.com.

  Compensation Committee

        Dr. Aoki and Messrs. Byrne and Mondry currently serve on the Compensation Committee of the Board of Directors. Dr. Aoki has served as the Chairman of the Compensation Committee since October 2009. The Compensation Committee is responsible for reviewing and approving the compensation of our officers. See the "Compensation Discussion and Analysis" and the "Report of the Compensation Committee on Executive Compensation" for information regarding how the Compensation Committee sets executive compensation levels. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

  Executive Sessions

        In October 2011, Mr. Mondry was appointed Presiding Director of our Board of Directors and will chair executive session meetings (meetings in which only non-employee directors are present) for fiscal 2012.

  Communications with the Board of Directors

        Shareholders and interested parties wishing to communicate with our Board of Directors may contact Mr. Mondry at presidingdirector@micron.com.

COMPENSATION OF DIRECTORS

        The Governance Committee of the Board of Directors oversees the setting of compensation for our non-employee members of its Board of Directors. At the end of each of fiscal 2010 and fiscal 2011, the Governance Committee engaged Mercer to review and evaluate director compensation in light of prevailing market conditions. Mercer gathered and reviewed market data for non-employee directors from the same Compensation Peer Group used to evaluate officer compensation. For a discussion of peer group companies please see "Executive Compensation and Related Information Compensation Discussion and Analysis." For fiscal 2011, upon completion of its review and evaluation, the Governance Committee recommended to the Board of Directors increases in (i) the annual retainer paid to non-employee directors, (ii) the fee paid to the Chairman of the Audit Committee and (iii) the fee paid to the Presiding Director. For fiscal 2012, upon completion of its review and evaluation, the Governance Committee recommended that the Board of Directors increase (i) the annual retainer paid to non-employee directors, (ii) the fee paid to the Chairman of the Compensation Committee and (iii) the amount of the annual equity award.

Elements of Director Compensation

  Annual Retainer

        Non-employee directors are entitled to receive an annual retainer of $80,000. The amount of the annual retainer was increased from $75,000 to $80,000 in October 2011. Pursuant to our 2008 Director's Compensation Plan (the "DCP"), non-employee directors may elect to take some or their entire annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. During the period from October 1, 2010 to September 30, 2011, Ms. Johnson received 2,854 shares of Common Stock under the DCP in lieu of cash. Employee directors receive no additional or special remuneration for their service as directors.

        Set forth below are the amounts received by directors for their service as committee chair or Presiding Director in fiscal 2011 and the amounts that are expected to be received in fiscal 2012:

	2011	2012
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	10,000	15,000
Governance Committee Chair	10,000	10,000
Presiding Director	15,000	15,000

        Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

        We also reimburse directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors' meetings.

  Equity Award

        Non-employee directors receive an annual equity award. Since fiscal 2007, the equity award has been exclusively in the form of restricted stock. The "targeted value" for the annual non-employee director equity award is established each year by the Board following discussions with Mercer. From fiscal 2009 through fiscal 2011 the targeted value was $225,000. In October 2011, the Board approved an increase in the targeted value for fiscal 2012 compensation to $240,000. The number of restricted shares awarded to each non-employee director is determined by dividing the applicable targeted value by the Fair Market Value of a share of our stock, as defined under our equity plans, of our Common Stock. For purposes of our equity plans, "Fair Market Value" is the closing price of our Common Stock on the last market-trading day prior to the date of grant. The restrictions on the shares awarded lapse for 50% of such shares on the first anniversary of the date of grant and will lapse for the remaining 50% on the second anniversary of the date of grant (the "Vesting Period"). Notwithstanding the foregoing, the restrictions will lapse for 100% of such shares in the event a director either reaches the mandatory retirement age or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board of Directors prior to the effective date of his or her retirement.

Director Compensation

        The following table details the total compensation earned by our non-employee directors in fiscal 2011. (Our fiscal 2011, which ended on September 1, 2011, contained 52 weeks, our fiscal 2010 contained 52 weeks and our fiscal 2009 contained 53 weeks.)

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
Teruaki Aoki	$82,245		$224,998	$2,714	(2)	$309,957
James W. Bagley	72,245		224,998	—		297,243
Robert L. Bailey	72,245		224,998	—		297,243
Patrick J. Byrne	29,932		115,277	—		145,209
Mercedes Johnson	90,049	(3)	224,998	—		315,047
Lawrence N. Mondry	96,969		224,998	—		321,967
Robert E. Switz	74,173		224,998	—		299,171

(1)
On October 11, 2010, each director who was not an employee, other than Mr. Byrne, was granted 29,644 shares of restricted stock or restricted stock units with a grant date fair value of $224,998 ($7.59 per share). Specific amounts expensed for each director vary as a result of the director's holdings, length of service and age. On April 7, 2011, in connection with his appointment to the Board,

  Mr. Byrne was granted 10,256 shares of restricted stock with a grant date fair value of $115,277 ($11.24 per share). Grant date fair values were determined in accordance with Financial Accounting Standards Board Accounting Statements Codification Topic 718 ("ASC 718"). For information on the restrictions associated with these awards, see "Elements of Director Compensation—Equity Awards" above. Any dividends payable with respect to our Common Stock will be payable with respect to all awards of restricted stock. The total number of outstanding restricted shares and options held as of September 1, 2011, for each non-employee director was as follows:

		Options*
Name	Restricted Stock	Number of Shares	Weighted Average Exercise Price
Teruaki Aoki**	43,760	4,375	$16.36
James W. Bagley	43,760	42,500	16.28
Robert L. Bailey	43,760	—	—
Patrick J. Byrne	10,256	—	—
Mercedes Johnson	43,760	7,500	12.19
Lawrence N. Mondry	43,760	7,500	12.19
Robert E. Switz	43,760	4,375	16.36

*
All options are fully vested and exercisable. Option expiration dates range from September 2011 to September 2013. Prior to fiscal 2005, directors' annual equity awards were comprised exclusively of stock options.

**
Dr. Aoki received restricted stock units in lieu of restricted stock.
(2)
Reflects amounts incurred to cover tax services provided by Deloitte Touche Tohmatsu Japan ("Deloitte") and the gross-up provided to Dr. Aoki to cover the taxes on the services provided by Deloitte.

(3)
Amount paid to Ms. Johnson in fiscal 2011 is comprised of $26,716 (approximately 3,426 shares) paid in stock and $63,333 paid in cash.

 PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth security ownership information of our Common Stock as of the Record Date (November 28, 2011), based on the most current information provided to us by the beneficial owners, available to us from our own records or provided in SEC filings made by the beneficial owners, for (i) persons known by us to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)
FMR LLC(4)	149,963,809	—	194,963,809	15.2%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.(5)	59,133,763	—	59,133,763	6.0%
40 East 52nd Street
New York, NY 10022
Teruaki Aoki	49,958	4,375	54,333	*
Steven R. Appleton(6)	2,430,286	2,457,750	4,888,036	*
James W. Bagley	197,669	74,425	272,094	*
Robert L. Bailey	130,086	—	130,086	*
Patrick J. Byrne	56,409	—	56,409	*
D. Mark Durcan(7)	1,527,333	1,445,750	2,973,083	*
Ronald C. Foster(8)	608,259	775,250	1,383,509	*
Mercedes Johnson	170,591	—	170,591	*
Mario Licciardello	37,799	93,243	131,042	*
Lawrence N. Mondry	195,169	—	195,169	*
Brian M. Shirley	415,391	642,750	1,058,141	*
Robert E. Switz	142,044	4,375	146,419	*
All directors and executive officers as a group (18 persons)	8,439,029	7,902,466	16,341,495	1.6%

*
Represents less than 1% of shares outstanding

(1)
Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual has a right to acquire within 60 days of the Record Date, November 28, 2011.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(4)
FMR LLC has sole power to vote as to 1,383,510 shares and sole power to dispose or direct the disposition of 149,963,809 shares. This information was taken from Schedule 13G dated February 11, 2011.

(5)
BlackRock Inc. has sole voting and dispositive power as to 59,133,763 shares. This information was taken from Schedule 13G dated December 31, 2010.

(6)
Includes 61,000 shares beneficially owned by Mesa L.P.

(7)
Includes 284,653 shares beneficially owned by C & E Partners L.P. and 3,101 shares beneficially owned by Mr. Durcan's spouse.

(8)
Includes 1,026 shares held jointly with Mr. Foster's spouse.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals:

  •
  Steven R. Appleton, our Chief Executive Officer;

  •
  D. Mark Durcan, our President and Chief Operating Officer;

  •
  Ronald C. Foster, our Chief Financial Officer;

  •
  Mario Licciardello, our Vice President of Wireless Solutions; and

  •
  Brian M. Shirley, our Vice President of DRAM Solutions.

        Throughout this discussion, the foregoing individuals, who are also named in the "Fiscal 2011 Summary Compensation Table" are referred to as our "Named Executive Officers" and the Compensation Committee of the Board of Directors is referred to as the "Committee."

Executive Summary

Objective of our Executive Compensation Program

        Our primary long-term corporate objective is to create superior value for our shareholders. The objective of the executive compensation program is to attract, motivate, reward, and retain highly qualified executive officers who are able to achieve the corporate objective of superior value for our shareholders. The executive compensation program is designed to provide a foundation of fixed compensation (base salary and time-based restricted shares) and a significant portion of performance-based compensation (short-term and long-term incentive opportunities, such as cash bonuses and performance-based restricted stock), that align the interests of executives with those of our shareholders. We also use time-based stock options, the value of which is directly tied to stock price performance.

Fiscal 2011 Financial Highlights

        The following table sets forth certain financial information for fiscal years 2011, 2010 and 2009.

	2011	2010	2009
	(in millions, except per share data)
Net sales	$8,788	$8,482	$4,803
Operating income (loss)	755	1,589	(1,676)
Net income (loss) attributable to Micron	167	1,850	(1,882)
Diluted earnings (loss per share)	0.17	1.85	(2.35)
  •
  In fiscal 2011, our revenue grew 4% to approximately $8.8 billion, despite a 39% drop in average selling prices for DRAM products and 17% drop in average selling prices for NAND products.

  •
  In fiscal 2011, we reorganized our business to better align with the markets we serve. After the reorganization we have the following reportable segments: DRAM Solutions Group (DSG), NAND Solutions Group (NSG), Wireless Solution Group (WSG) and Embedded Solutions Group (ESG).

  •
  We have one of the strongest balance sheets in our industry. During fiscal 2011 we maintained strong liquidity and reduced outstanding debt by 15%. We were also upgraded twice by Standard & Poor's.

  •
  We continued our efforts to monetize our intellectual property and received $316 million in fiscal 2011 for licensing fees.

  •
  As a result of our diversification efforts, in the fourth quarter of fiscal 2011, our NAND revenue exceeded our DRAM revenue for the first time.

  •
  We successfully integrated the global operations we acquired from Numonyx Holdings B.V. ("Numonyx") in May 2010.

  •
  After the end of the fiscal year, we prevailed in our antitrust litigation against Rambus, Inc. and were found not liable for any claims.

Fiscal 2011 Compensation Highlights

  •
  In October 2010, the Committee set compensation levels and performance goals for fiscal 2011 based on a review of financial results, projections, individual contributions, strategic objectives and Market Data (as defined below).

  •
  As a result of this review, the base salaries for Messrs. Durcan and Foster were increased to bring them in line with the market median. None of the Named Executive Officers received an increase in their targeted short-term incentive compensation or long-term equity incentive compensation as those targets were consistent with the market median.

  •
  The performance goals used for our short-term incentives were selected due to their correlation to the creation of shareholder value and their alignment with our strategic objectives. For fiscal 2011, our corporate goals were tied to cash management, selling, general and administrative expenses ("SG&A") and customer delivery requirements. We also had goals tied to each of our newly established business units.

  •
  The following pay mix, based on target amounts, was established for our Named Executive Officers for fiscal 2011:

	Base Salary	Short-term Incentive	Long-term Incentive
Steven R. Appleton	11%	16%	73%
D. Mark Durcan	15	17	68
Ronald C. Foster	16	17	67
Mario Licciardello	21	21	58
Brian M. Shirley	16	17	67
    •
    For our long-term equity incentives, we use stock options, time-based restricted stock and performance-based restricted stock. For the performance-based restricted stock, we use a performance goal tied to Return on Assets ("ROA"). ROA is an indicator of how profitable a company is relative to its total assets and is calculated by dividing annual earnings by total assets. ROA is a measure of how efficient we are at using our assets to generate earnings.

  •
  CEO Compensation

  •
  The Committee did not change the elements or amounts of Mr. Appleton's compensation from fiscal 2010 to fiscal 2011.

  •
  From fiscal 2009 to fiscal 2011, our revenue increased from $4.8 billion to $8.5 billion to $8.8 billion. During the same period, Mr. Appleton's total compensation (as reported in the Fiscal 2011 Summary Compensation Table) went from $8.2 million to $9.8 million to $8.6 million.

  •
  In October 2011, the Committee reviewed performance goals and results for fiscal 2011 and approved the Executive Officer Performance Incentive Plan ("EIP") payments indentified in Fiscal 2011 Summary Compensation Table. The average payout for fiscal 2011 bonuses under the EIP for our Named Executive Officers was 63% of target.

Corporate Governance and Compensation Practices Highlights

  •
  The EIP is performance-based and we have no history of changing performance metrics mid-cycle.

  •
  We offer limited perquisites to our Named Executive Officers and we do not offer any special retirement benefits for our Named Executive Officers other than participation in a our retirement plans on the same basis as other employees.

  •
  We do not have agreements with our officers that provide tax gross-up protection for change in control excise taxes.

  •
  Our equity incentive plans prohibit repricing of options or SARs (directly or indirectly) without prior shareholder approval.

  •
  Our insider trading policy prohibits our officers and directors from engaging in hedging activities involving our stock.

  •
  We have established stock ownership guidelines for our directors and officers. For fiscal 2011, all officers and directors were in compliance with the guidelines.

Oversight of the Executive Compensation Program

        Our executive compensation program is administered by the Committee, which is comprised of Dr. Aoki and Messrs. Byrne and Mondry. The Committee assists the Board of Directors in discharging its responsibilities with respect to the compensation of our officers. The Committee has direct responsibility to review and approve corporate goals and objectives used to determine the CEO's compensation, evaluate his performance in light of such goals and objectives, and determine and approve his compensation level based on this evaluation. The Committee also reviews the evaluation process and compensation structure for our other officers, including the other Named Executive Officers, and approves their compensation.

        The Committee annually engages an outside compensation consultant, currently Mercer. The Committee also works closely with our CEO with respect to the determination of compensation of other officers. A more complete description of the Committee's responsibilities is provided in the Committee's Charter approved by the Board of Directors, which can be found on our website (www.micron.com) in the governance section. A more complete description of the role of the CEO and Mercer in the compensation process is described later in this Compensation Discussion and Analysis. Additional information regarding Mercer, the specific activities that Mercer undertakes for us and related fees can be found under "Corporate Governance—Compensation Consultant" on page 6.

Guiding Principles

        We believe we have the best opportunity to attract, motivate, reward and retain qualified individuals, and, thus, to meet our overall objective of increasing shareholder value, by offering a compensation package that is "reasonable" and "competitive" with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in "Market Data Defined" below. What is "reasonable" and "competitive" is gauged against the Market Data (as defined below) and reviewed by the Committee for each of the primary elements of compensation.

  Reasonable

        As an indication of reasonableness, the Committee typically looks to the Market Data median and reviews values at the 25th and 75th percentile. We believe it is important to retain flexibility in determining the compensation of our officers and, when appropriate, to deviate from the Market Data median due to factors such as:

  •
  differences in position and level of responsibility among officers, both in absolute terms and relative to our other officers and as compared to similarly situated officers within the Compensation Peer Group,

  •
  past and anticipated contributions by an officer,

  •
  technical expertise,

  •
  Company performance,

  •
  applicable business unit performance, and

  •
  length of service and/or experience both in absolute terms and relative to our other officers and as compared to officers within the Compensation Peer Group.

        The semiconductor industry is highly volatile and changes in Market Data, which is a compilation of data from many companies, may be dramatic from year to year. Market Data can change as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates. Accordingly, what may have been the "median" or within a reasonable range of competitiveness in one year, may be higher or lower for the next. For this reason, even though the Committee manages compensation in accordance with such guiding principles, officer compensation may vary, above or below the median, or a range from the median, year over year.

  Competitive

        Given our experience, as well as advice we have received from Mercer, we believe a competitive compensation package will consider and measure compensation practices for executive positions with respect to three primary elements of compensation:

  •
  base compensation (salary),

  •
  short-term incentive compensation (cash bonus programs), and

  •
  long-term incentive compensation (stock options and restricted stock).

        We do not require that a particular element comprise a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives) as compared to fixed (such as base salary and time-based restricted shares) and that such variable compensation align executives' interests with those of our shareholders. Additionally, although the Committee reviews total direct compensation, which is the sum of base salary, short-term incentive and long-term incentive compensation for the Named Executive Officers, it does not have a fixed objective with respect to such total direct compensation. For fiscal 2011, the total direct compensation approved by the Committee with respect to our Named Executive Officers was within the 25th to 75th percentile range.

Compensation-setting Process and the Determination of Compensation Levels

        The Committee reviews the compensation of our executive officers on an annual basis and sets compensation levels at the beginning of each fiscal year. As part of this process, the Committee reviews our financial results for the year just ended, projections for future periods, our strategic business plan and the Market Data provided by Mercer. The Committee also works with our CEO to establish performance goals that further our strategic objectives, which include keeping costs down, providing innovative products and memory solutions, improving our sales channel, growing our non-memory businesses and being a technology leader.

        Mercer reviews the most recent available data and identifies the Market Data values for the 25th, 50th (i.e. median) and 75th percentile with respect to each position or rank. Mercer compares our compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the CEO and the Committee chair. Our CEO works with Mercer by providing our financial data with respect to the most-recently completed fiscal year. The CEO also reviews projected financial results for the current fiscal year and our strategic business plan. The CEO makes suggestions as to base salary, recommends a potential set of Company-wide and/or business unit metrics and targets for the current fiscal year with respect to short-term incentives and offers suggestions as to long-term incentive compensation for the Named Executive Officers other than himself. He makes no recommendations as to his own level of compensation.

        The Committee reviews the Market Data, discusses the Market Data with the CEO and with Mercer, discusses individual officer performance based on input from the CEO and, without the CEO present, discusses the CEO's own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, and approves the compensation for the current fiscal year, including the metrics and targets for the current year.

Components of the Executive Compensation Program

  Fiscal 2011 base salaries

        The purpose of a competitive base salary is to compensate executives for performing their day-to-day job responsibilities. Base salaries are generally targeted to approximate the Market Data median but may be above or below depending upon an executive's contributions, experience, performance and service. At the completion of fiscal 2010, the Market Data showed that the base salaries of all of the Named Executive Officers ranged from 8% below the median for their positions or ranks to 16% above. The Committee determined, following a recommendation by the CEO and upon review by Mercer, to change the base salary for Mr. Durcan and Mr. Foster to bring them in line with the market median. The base salaries of the other Named Executive Officers were unchanged.

  Fiscal 2011 short-term incentive awards

        With respect to short-term incentive compensation, we pay for achievement of financial, operational and strategic objectives approved by the Committee at the beginning of each fiscal year. The short-term incentive opportunities are set to be competitive with market practices but actual incentive payouts are commensurate with achievement. Thus, we have adopted a "pay for performance" approach as it relates to short-term incentives.

        Annual short-term incentive awards are paid in cash to our officers under the Executive Officer Performance Incentive Plan ("EIP"). The short-term incentive "opportunity" ("Target Award") for each officer is stated in terms of a specified percentage of such officer's base salary and is designed to reward participants for the achievement of specified short-term business-unit and/or Company-wide financial, operational or strategic goals. The Committee believes the pre-determined goals, regardless of whether tied to business unit or Company-wide performance, promote our long-term success and shareholder value.

        In October 2010, and in accordance with the provisions of the EIP, the Committee met and established goals for fiscal 2011. In fiscal 2011, we had the following corporate and business unit goals:

  (a)
  Cash—meeting specified net cash goals taking into account capital expenditures and investments,

  (b)
  SG&A—meeting a selling, general and administrative expense target that did not exceed a specified level of revenue,

  (c)
  Customer Delivery—meeting specified delivery requirements for certain customers,

  (d)
  DSG—meeting a requirement to have a specified percentage of DRAM wafer equivalents going to certain markets,

  (e)
  NSG—meeting specified shipment targets for SSDs and eNAND units,

  (f)
  WSG—meeting specified delivery requirements for customers of our WSG business unit, and

  (g)
  ESG—meeting specified market share goals for NOR and DRAM.

        The target incentive amounts that could be payable under the EIP for achievement of the fiscal 2011 goals are shown in the columns "Estimated Future Payouts under Non-Equity Incentive Plan Awards" of the "Grants of Plan-Based Awards in Fiscal 2011" table. The target payout requires a significant level of effort without assurance of goal achievement. The goals identified in (a) and (b) above did not include a threshold level so that there would be no payout unless the entire goal was fully achieved.

        The Target Awards established for fiscal 2011 for the Named Executive Officers were measured against the Market Data median. Although we review the short-term incentive opportunities against the Market Data 25th, 50th (i.e. median) and 75th percentiles, the opportunities are not necessarily limited to the median of Market Data, but considered within the factors described under the section labeled "Reasonable" above. The actual payouts of the awards established in October 2010 with respect to fiscal 2011 bonuses under the EIP are based on actual fiscal 2011 results in the manner set forth below. For fiscal 2011, the following Target Awards were established:

  •
  Mr. Appleton—150% of base salary

  •
  Mr. Durcan—120% of base salary

  •
  Mr. Foster—100% of base salary

  •
  Mr. Licciardello—100% of base salary

  •
  Mr. Shirley—100% of base salary

        The following table shows the weighting of Messrs. Appleton, Durcan, Foster and Shirley's Target Awards among the various goals. The weightings reflect the officer's responsibilities and ability to affect the attainment of the goal.

EIP Weightings (as Percentage of Target Incentive)

Named Executive Officer	(a) Cash	(b) SG&A	(c) Customer Delivery	(d) DSG	(e) NSG	(f) WSG	(g) ESG
Steven R. Appleton	40%	30%	10%	5%	5%	5%	5%
D. Mark Durcan	40%	30%	10%	5%	5%	5%	5%
Ronald C. Foster	40%	35%	5%	5%	5%	5%	5%
Mario Licciardello	20%	25%	20%	0%	0%	35%	0%
Brian M. Shirley	20%	25%	20%	35%	0%	0%	0%

        Following a review of fiscal 2011 results, the Committee determined that the goals (b), (c), (d) and (f) were achieved at 100%, 125%, 125%, and 113% of target, respectively. The Committee determined that goals (a), (e) and (g) were not achieved. The average payout for fiscal 2011 bonuses under the EIP was 63% of target for our Named Executive Officers. As a result of meeting these goals the Named Executive Officers received bonuses in the following amounts:

Named Executive Officer	Bonus	% of Target
Steven R. Appleton	$775,200	54%
D. Mark Durcan	421,056	54%
Ronald C. Foster	260,435	53%
Mario Licciardello	512,423	90%
Brian M. Shirley	453,750	94%

        The foregoing amounts are included in the "Fiscal 2011 Summary Compensation Table" in the column "Non-Equity Incentive Plan Compensation."

        The EIP calls for certain performance goals to be modified with respect to major corporate transactions if permitted by Section 162(m) of the Code. These events are more fully described in the EIP. Additionally, the Committee has the discretion to modify performance goals with respect to Target Awards that are not intended to satisfy Section 162(m) if the Committee determines that due to changes in our business, operations, corporate or capital structure, the existing performance goals are rendered unsuitable for a given performance period. Upon the occurrence of a "change in control" (as defined in the EIP), performance periods are deemed to have ended and the Committee will determine whether performance goals were achieved. Finally, the Committee always retains the ability to exercise "negative discretion" and reduce an amount otherwise earned pursuant to the EIP. In fiscal 2011, the Committee did not exercise any such discretion.

  Fiscal 2011 long-term equity incentives

        We believe long-term incentive compensation should be tied to our success and increases in shareholder value. Accordingly, stock options and performance-based restricted stock awards are significant components of our executive compensation program. We believe these types of awards are especially aligned with shareholders interests as their value is contingent upon an increase in stock price or the achievement of certain milestones. To ensure our long-term incentive program helps retain executives, we also grant time-based restricted stock awards. The Committee works with Mercer to determine the allocation and type of performance- and time-based awards to grant each fiscal year. In connection therewith, the Committee reviewed the Market Data, and found that 91% of the companies in the Compensation Peer Group used stock options, 55% of the companies used time-based restricted shares and 27% also used performance-based restricted shares as compensation vehicles for their executives. The Committee currently believes that a 50-25-25 split between stock options, performance-based restricted stock and time-based restricted stock, respectively, strikes the right balance between reward for our long-term success and retentive effect. Despite the 25-25 split for restricted shares, the actual number of restricted shares awarded with performance-based restrictions will not be the same as the number of such shares awarded having time-based restrictions because there is a "probability-of-achievement" discount applied to the value ascribed to performance-based restricted shares. This results in the actual number of shares in the two categories being different from one another with the number of performance-based shares exceeding the number of time-based shares. We use a 20% discount in calculating the number of performance-based restricted shares. The same approach was used by Mercer for valuing the performance-based equity of Compensation Peer Group companies to ensure Market Data and Micron values were comparable. For information on how the number of award shares is calculated and the application of the probability-of-achievement discount, please see the discussion below on "CEO Compensation—Long-Term Equity Incentives."

        With respect to the time-based restricted stock awards for fiscal 2011, the restrictions lapse as to one-fourth of the shares on each anniversary of the date of grant. With respect to the stock option awards for fiscal 2011, the options vest as to one-fourth of the shares on each anniversary of the date of grant. With respect to the performance-based restricted stock awards granted in fiscal 2011, the restrictions will lapse if we achieve a certain percentage return on assets ("ROA") over a consecutive rolling four-quarter period between the beginning of fiscal 2011 and the end of fiscal 2013 (the "Share Performance Period"). The achievement during the Share Performance Period of a lower threshold ROA percentage will result in the restrictions lapsing as to one-half of the fiscal 2011 performance-based shares. The achievement during the Share Performance Period of the target ROA percentage will result in the restrictions lapsing as to all of the fiscal 2011 performance-based shares. Both the threshold and target ROA percentages require significant effort with the achievement of neither ROA percentage being assured. In the absence of at least the threshold ROA percentage being achieved during the Share Performance Period, the restrictions will not lapse and the shares will be forfeited.

        In determining the amount of the long-term equity incentive award for Messrs. Durcan, Foster, Licciardello and Shirley, the Committee reviewed the Market Data and information provided by Mr. Appleton related to the other Named Executive Officer's performance and his recommendation as to the amount of their award. For fiscal 2011, the long-term equity incentive awards approved by the Committee for each of Messrs. Durcan, Foster, and Shirley fell between the 25th and 75th percentile of the Market Data for their position or rank. Because Mr. Licciardello is based in Italy, it was difficult to find comparable Market Data related to long-term equity incentives for his position. For information on Mr. Appleton's long-term equity incentive, please see the discussion below on "CEO Compensation—Long-Term Equity Incentives."

        We have not and do not plan to time the granting of long-term incentive awards (or the payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Committee (which typically occurs approximately within the week following the announcement of our results for the fiscal year). Historically, long-term incentive grants to the Named Executive Officers are approved by the Committee on the same day as the grants to other officers and the exercise price of stock options is equal to the fair market value of our Common Stock as defined by the equity plan pursuant to which the award is granted. For purposes of our equity plans, fair market value is defined as the closing price as quoted on NASDAQ for the last market-trading day prior to the date of grant.

  Other fiscal 2011 employee benefits

        Executive perquisites, which for us are minor in scope and amount, are not considered to be material elements of compensation. We provide a competitive level of time off and health, welfare and retirement benefits to substantially all employees. The Named Executive Officers participate in the same plans with our other employees.

        U.S. Time Off with Pay.    The U.S.-based Named Executive Officers participate in our time-off plan. Under the time-off plan, all of our U.S.-based employees, including the Named Executive Officers, are allowed to accumulate up to 999 hours of time-off to be used for vacation, holiday, sick time, emergencies and personal needs. Until January 2009, amounts accumulated in excess of 999 hours, if any, were paid out as regular compensation to participants, including the Named Executive Officers. In January 2009, we changed our time-off program and no longer pay compensation for amounts over 999 hours.

        U.S. 401(k) Retirement Benefits.    We provide retirement benefits to our U.S.-based employees, including the Named Executive Officers, under our tax-qualified 401(k) plan. Due to market conditions, in March 2009, we suspended making matching contributions. In January 2011, we started making matching contributions of up to 5% of the employee's eligible pay. The Named Executive Officers participate in the 401(k) plan on the same terms as our other employees.

        Mr. Licciardello's Benefits.    Mr. Licciardello is employed in Europe and does not receive the U.S. benefits described above. He was employed in Switzerland until December 1, 2010, when he transferred to employment in Italy. In Switzerland, Mr. Licciardello's benefit arrangements had been made by Numonyx and assumed by us. He did not participate in many of the benefit programs typical to our employees in Switzerland. Due to his age, Numonyx had been unable to obtain accident, life or disability insurance for Mr. Licciardello at a cost acceptable to Numonyx. As a result, Numonyx self-insured these risks and we continued this practice while Mr. Licciardello was employed in Switzerland. In addition, due to his age, Mr. Licciardello did not qualify for Numonyx's Swiss pension arrangements. In lieu of participation in a pension arrangement, while he was employed in Switzerland Mr. Licciardello was paid an additional amount per month based on the amount we would have otherwise contributed to a retirement account. While he was employed in Switzerland, Mr. Licciardello also received a monthly meal allowance and housing allowance.

        As an Italy-based employee, Mr. Licciardello receives the same benefits as our other Italy-based senior leader level employees, including paid holidays and a vehicle allowance. Due to his age, Mr. Licciardello does not qualify for our disability insurance or for additional pension contributions.

  CEO Compensation

        In setting Mr. Appleton's compensation for fiscal 2011, the Committee reviewed his performance, our financial results and Market Data values at the 25th, 50th and 75th percentiles. Please see "Guiding Principles" above for a discussion of other factors the Committee considers in setting compensation levels and deviations from the market median. The following table shows how Mr. Appleton's compensation compared to CEO compensation in the Compensation Peer Group.

        The following charts show the compensation mix for Mr. Appleton and for CEOs in the Compensation Peer Group:

  Base Salary

        While the Market Data showed that Mr. Appleton's base salary was approximately 9% above the median, the Committee decided to keep Mr. Appleton's salary at $950,000. Mr. Appleton's base salary has not changed since fiscal 2007.

  Short-Term Incentive

        The Market Data showed that for short-term incentives a Target Award of 150% of base salary is at the median. Mr. Appleton's Target Award has been at 150% since 2007. In fiscal 2011, Mr. Appleton received $775,200 under the EIP. Information regarding Mr. Appleton's specific goals under the EIP is included in the discussion above on "Fiscal 2011 Short-Term Incentive Awards."

  Long-Term Equity Incentive

        The following charts show the long-term equity incentive mix for Mr. Appleton and for CEOs who were granted long-term equity incentives in the Compensation Peer Group:

        While the Market Data showed that Mr. Appleton's long-term equity incentive opportunity based on value was approximately 16% above the median, the Committee decided to keep the value of

Mr. Appleton's targeted long-term equity incentive award for fiscal 2011 targeted at $6,500,000. Mr. Appleton's long-term incentive award value has not changed since fiscal 2007.

        The following table sets forth the elements and amounts of Mr. Appleton's long-term incentive award for fiscal 2011:

Security	Number of Options/Shares(1)(2)	Value(1)
Options	846,000	$3,245,814
Time-based Restricted Stock	214,000	1,624,260
Performance-based Restricted Stock	268,000	1,627,296

	1,328,000	6,497,370

(1)
Information related to Mr. Appleton's long-term incentive award also is included in the "Grants of Plan-Based Awards in Fiscal 2011" table. The stock options are listed in the column "Option Awards: Number of Securities Underlying Options," the time-based share amounts are listed in the column "Stock Awards: Number of Shares of Stock or Units," and the performance-based share amounts are listed in the column "Estimated Future Payouts under Equity Incentive Plan Awards Target." The values included in those tables reflect the full fair value under ASC Topic 718 for external financial reporting. The amounts included on the table above are consistent with the approach used by Mercer and differ from the amounts included in the "Grants of Plan-Based Awards Table in Fiscal 2011" as they reflect the 20% "probability-of-achievement" discount applied to the performance-based shares.

(2)
The number of options granted to Mr. Appleton was determined by dividing $3,250,000 (50% of $6,500,000) by approximately $3.84, the estimated fair value of our stock options at the time of the Committee's meeting on executive compensation. The number of time-based restricted shares granted to Mr. Appleton was determined by dividing $1,625,000 (25% of $6,500,000) by $7.59, the approximate fair market value of our Common Stock at the time of the Committee's meeting on executive compensation. The number of performance-based restricted shares granted to Mr. Appleton was determined by dividing $1,625,000 (25% of $6,500,000) by approximately $6.07 (20% discount to the $7.59 share price).

Severance Agreements

        We have entered into a severance agreement with each of our Named Executive Officers, except for Mr. Licciardello. Mr. Licciardello had entered into a severance agreement with Numonyx which had been assumed by us but which has since expired. However, Mr. Licciardello is eligible for a standard severance payment for our Italy-based employees who are at the senior leader level. We believe severance agreements for certain of our officers are in the best interests of us and our shareholders because they are necessary to attract and retain qualified executive talent, promote candid discussion among our officers, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with us after termination of employment, and release us, and our officers, directors, employees and agents from any and all claims.

        Estimated payments as of the end of fiscal 2011 under the severance agreements and with regard to Mr. Licciardello can be found in the "Voluntary or Involuntary Termination of Employment" table on page 33.

        Each of our Named Executive Officers, except Mr. Licciardello, has a similar severance agreement in place (the "Severance Agreements"). In general, the Severance Agreements provide for severance payments upon termination of employment for any reason, including death, voluntary or involuntary termination or termination with or without cause. The Severance Agreements provide for a "Transition Period," which begins upon a "separation of service" as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after a period of one year.

        Provided an officer complies with post-employment restrictions described below and all other terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to the compensation and benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options and restricted shares. With respect to short-term incentive awards and long-term equity awards that are performance-based, the officer is entitled to receive such awards only if the goals are achieved before or during the applicable Transition Period. Such terminated officers are not entitled to receive any new awards under our equity plans or EIP or to the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria exist as of the Termination Date.

        Terminated officers are subject to the following obligations and restrictions:

  •
  A one-year noncompetition obligation.

  •
  Confidentiality obligations related to our proprietary and confidential information that last indefinitely.

  •
  A nondisparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the officer's termination of employment or change in officer status that lasts indefinitely. However, we may disclose such information if we determine, in our sole discretion, it is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose.

  •
  Nonsolicitation and noninterference provisions relating to our employees and business partners.

        Upon receipt of all benefits under the Severance Agreement, we and the officer are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of our affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the Transition Period.

Change in Control Arrangements

        We do not have separate change in control agreements for our executive officers and directors. The Severance Agreements referenced above provide for transitional benefits in the event of termination of employment, including following a change in control. In addition, under the terms of our executive incentive plan and our equity compensation plans, awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances. The compensation that executive officers and directors could receive if a change of control occurs is intended to allow them to evaluate objectively whether a potential change in control is in the best interest of us and our shareholders. Estimated value that the Named Executive Officers could receive from our change in control provisions can be found in the "Change in Control" table on page 34.

Consideration of Tax Consequences when Making Compensation Decisions

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of our Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The key components of our long-term incentives in the form of stock option grants and performance-based restricted stock awards are designed to comply with the statute. Awards under the EIP also are generally designed to comply with the statute. Although the Committee believes it is important to preserve the deductibility of compensation under Section 162(m) whenever practicable, it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in our and our shareholders' best interests.

"Market Data" Defined

        Compensation data is gathered by Mercer from proxy statements of the Compensation Peer Group and from published compensation surveys. The relevant survey and Compensation Peer Group data for fiscal 2011, each as discussed below, were weighted equally by the Committee and are collectively referred to throughout this discussion as the "Market Data."

  Compensation Peer Group Data

        Data is gathered from proxy statements and other documents that are filed with the SEC to develop the Compensation Peer Group data.

        Mercer works with the Committee and our management team, including our CEO, to identify peer companies for compensation comparison purposes. The peer companies are primarily selected based on their industry, degree of business match (i.e., semiconductor or electronics manufacturing), and comparability of revenue size. All the peer companies have a Global Industry Classification Standard economic sector classification of Information Technology and an industry classification related to semiconductor or other electronic equipment. The companies selected generally fall within a revenue range of approximately 40% to 150% of the size of Micron and have a high degree of business match. We believe our custom peer group is comprised of companies that are likely to be our competitors for executive talent.

        Each year we reevaluate the composition of our Compensation Peer Group to ensure that it reflects industry or economic changes that may have occurred during the fiscal year, such as changes in business strategies, operations, revenues, product lines or availability of information. For fiscal 2011, the Compensation Peer Group of companies changed from the group used for fiscal 2010, with the addition of Seagate Technology Plc and Western Digital Corp, and the removal of Analog Devices, Inc., National Semiconductor Corporation and ON Semiconductor Corporation, which were removed due to their relative small size. As a result of these changes, our Compensation Peer Group for 2011 consisted of: Advanced Micro Devices, Inc., Agilent Technologies, Inc., Applied Materials, Inc., Broadcom Corporation, Infineon Technologies AG, Marvell Technology Group Ltd, Nvidia Corporation, QUALCOMM Incorporated, SanDisk Corporation, Seagate Technology Plc, STMicroelectronics N.V., Texas Instruments Incorporated and Western Digital Corp. These companies are referred to in the compensation discussion and analysis as the "Compensation Peer Group."

        When collecting and assessing market compensation data we collect data based on job descriptions first. This permits the Committee to "match" positions held by our executives with those of other companies and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., highest paid Company officer is ranked to the highest paid officer at each company within the Compensation Peer Group.

  Survey Data

        Survey data may vary from year to year. For fiscal 2011, Mercer used the Buck Executive Total Compensation Survey, Radford Executive Survey and Towers Perrin Survey. We believe these surveys are particularly relevant for high technology companies given the high level of participation by such companies in the survey. We used survey data as guidance in reviewing Mr. Licciardello's compensation. Because Mr. Licciardello is based in Italy, peer data can be difficult to compile.

Stock Ownership Guidelines

        We have established stock ownership guidelines for our officers and directors. The Committee believes that officers will more effectively manage a company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for officers ranges from 10,000 to 90,000 shares, depending on the officer's position. Officers are given five years to meet the ownership guidelines. The Governance Committee reviews the Ownership Guidelines and monitors each covered executive's progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon officers and directors if the stock ownership guidelines are not met. Our directors are expected to hold at least 5,000 shares of our Common Stock. For fiscal 2011, all officers and directors were in compliance with the guidelines.

        The following table shows the guidelines for each of the Named Executive Officer's and their share holdings as of November 28, 2011.

	Share Holdings
Named Executive Officer	Common Stock*	Restricted Stock**	Guideline
Steven R. Appleton	1,093,536	1,336,750	90,000
D. Mark Durcan	745,833	781,500	90,000
Ronald C. Foster	154,570	453,689	30,000
Mario Licciardello	37,799	—	10,000
Brian M. Shirley	106,891	308,500	10,000

*
Includes shares held directly and indirectly by Named Executive Officer.

**
Includes time-based and performance-based restricted stock which is subject to forfeiture.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Dr. Teruaki Aoki Patrick J. Byrne Lawrence N. Mondry

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee (Dr. Aoki and Messrs. Byrne and Mondry) is or has been one of our officers or employees or an officer or employee of any of our subsidiaries. During fiscal 2011, none of our executive officers served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

 FISCAL 2011 SUMMARY COMPENSATION TABLE

        The following table details the total compensation earned by our Named Executive Officers in fiscal 2011, 2010 and 2009.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Steven R. Appleton	2011	$950,000	—	$3,658,380	$3,245,814	$775,200	$12,250	$8,641,644
Chief Executive Officer	2010	806,405	$807,500	3,655,400	3,237,051	1,282,500	—	9,788,856
(Principal Executive Officer)	2009	731,865	—	3,637,760	3,793,402	—	22,959	8,185,986
D. Mark Durcan	2011	641,366	—	1,692,570	1,500,134	421,056	12,250	4,267,376
President and Chief	2010	507,692	456,000	1,693,420	1,494,327	612,000	—	4,763,439
Operating Officer	2009	462,231	—	1,680,000	1,752,223	—	2,178	3,896,632
Ronald C. Foster(6)	2011	486,769	—	1,123,320	997,531	260,435	12,250	2,880,305
Chief Financial Officer	2010	404,654	264,000	1,126,460	997,532	405,000	—	3,197,646
(Principal Financial Officer)	2009	375,923	—	1,120,000	1,167,378	—	8,081	2,671,382
Mario Licciardello	2011	510,616	—	842,490	748,149	512,423	79,491	2,693,169
Vice President of	2010	165,118	—	3,959,874	—	498,868	37,602	4,661,462
Wireless Solutions
Brian M. Shirley	2011	484,000	—	842,490	748,149	453,750	12,250	2,540,639
Vice President of	2010	433,452	284,200	842,980	745,192	363,000	—	2,668,824
DRAM Solutions	2009	400,589	—	837,760	876,112	—	2,178	2,116,639

(1)
In light of the impact of the global financial crisis on our operations, in October 2008, we implemented a 20% reduction in the base salaries of all our officers. In addition, in January 2009, Messrs. Appleton and Durcan reduced their base salary by an additional 10%. In March 2010, the officers' full salary was reinstated.

Mr. Licciardello joined us in May 2010 following our acquisition of Numonyx. Mr. Licciardello's base salary was approximately $500,000 (EUR 365,538) for each of the years reported. The amount shown for 2010 reflects his prorated salary. Mr. Licciardello was paid in Swiss francs from May 2010 through November 30, 2010 and thereafter has been paid in euros. Dollar amounts shown for Mr. Licciardello in fiscal 2011 were calculated using the conversion ratio of 1.02 for Swiss francs, which is the average daily exchange rate for the period from September 3, 2010 through November 30, 2010 and 1.40 for euros, which is the average daily exchange rate for the period from December 1, 2010 to September 1, 2011. Dollar amounts shown for Mr. Licciardello in fiscal 2010 were calculated using the conversion ratio of 0.92 for Swiss francs, which is the average daily exchange rate for the period from May 7, 2010 to September 2, 2010.

(2)
Includes amounts paid in fiscal 2010 pursuant to a supplemental bonus for our officers for extraordinary achievement in fiscal 2010. Pursuant to this program, Mr. Appleton received $427,500, Mr. Durcan received $216,000, Mr. Foster received $135,000 and Mr. Shirley received $145,200.

Also includes bonus amounts paid in April 2010 to team members, including our officers, whose base salary was reduced in fiscal 2009 in response to the global financial crisis. Pursuant to this program, Mr. Appleton received $380,000, Mr. Durcan received $240,000, Mr. Foster received $129,000 and Mr. Shirley received $139,000.

(3)
Assumptions used in determining the fair values of these option awards is set forth in the "Equity Plans" note to our financial statements included in its annual reports on Form 10-K for fiscal years 2011, 2010 and 2009, which are incorporated herein by reference.

(4)
All amounts shown for Messrs. Appleton, Durcan, Foster and Shirley were paid pursuant to the Executive Officer Incentive Plan (the "EIP") and relate to the achievement of certain performance milestones. In fiscal 2009, the EIP was suspended and no payments were made to the Named Executive Officers. For Mr. Licciardello, amount shown for fiscal 2011 was paid in euros pursuant to the EIP and amount shown for fiscal 2010 was paid in Swiss francs pursuant to a legacy Numonyx bonus plan. Dollar amounts shown for Mr. Licciardello in fiscal 2011 were calculated using the conversion ratio of 1.45 for euros, which is the exchange rate on September 1, 2011. Dollar amounts shown for Mr. Licciardello in fiscal 2010 was calculated using the conversion ratio of 0.92 for Swiss francs, which is the average daily exchange rate for the period from May 7, 2010 to September 2, 2010.

(5)
Amounts shown reflect the following compensation for each Named Executive Officer:

  •
  Matching contributions allocated by us to each of the Named Executive Officers pursuant to our 401(k) plan. For fiscal 2011, the contribution for Messrs. Appleton, Durcan, Foster and Shirley was $12,250. No matching contributions were made in fiscal 2010. For fiscal 2009, the contribution for Messrs. Appleton, Durcan, Foster and Shirley was $2,178.

  •
  Under our time-off plan, unused time-off in excess of 999 hours cannot be carried forward and prior to January 2009 was paid out in cash. In fiscal 2009, Mr. Appleton received $20,781 under the time off plan.

  •
  Mr. Foster was reimbursed for relocation expenses of $5,903 in fiscal 2009, related to his move from California to Idaho.

  •
  Mr. Licciardello's amounts for fiscal 2011 include a meal allowance of $914, a pension allowance of $3,808, a housing allowance of $16,492, payout of accrued Swiss vacation time of $31,785, tax support of $466 and a vehicle allowance of $26,026. Mr. Licciardello's amounts for 2010 include a meal allowance of $1,131, a pension allowance of $4,717 and a housing allowance of $31,752.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

        The table below sets forth the plan-based award grants to our Named Executive Officers in fiscal 2011.

						Estimated Future Payouts under Equity Incentive Plan Awards(2)		Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Securities Underlying Options(4)
			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)									Grant Date Fair Value of Stock (or units) and Option(6)
											Close Price on Grant Date(5)
	Plan Name	Grant Date								Exercise Price of Options(5)
Name			Threshold	Target	Max	Threshold	Target
Steven R. Appleton	2004 Plan	10/11/10				134,000	268,000					$2,034,120
Chief Executive Officer	2004 Plan	10/11/10						214,000				1,624,260
	2001 Plan	10/11/10							846,000	$7.59	$7.67	3,245,814
	EIP	10/11/10	$178,125	$1,425,000	$1,531,875
D. Mark Durcan	2004 Plan	10/11/10				62,000	124,000					941,160
President and Chief	2004 Plan	10/11/10						99,000				751,410
Operating Officer	2001 Plan	10/11/10							391,000	7.59	7.67	1,500,134
	EIP	10/11/10	96,750	774,000	832,050
Ronald C. Foster	2004 Plan	10/11/10				41,000	82,000					622,380
Chief Financial Officer	2004 Plan	10/11/10						66,000				500,940
	2001 Plan	10/11/10							260,000	7.59	7.67	997,531
	EIP	10/11/10	49,000	490,000	520,625
Mario Licciardello	2004 Plan	10/11/10				31,000	62,000					470,580
Vice President of	2004 Plan	10/11/10						49,000				371,910
Wireless Solutions	2004 Plan	10/11/10							195,000	7.59	7.67	748,149
	EIP	10/11/10	157,361	572,220	650,900
Brian M. Shirley	2004 Plan	10/11/10				31,000	62,000					470,580
Vice President of	2004 Plan	10/11/10						49,000				371,910
DRAM Solutions	2001 Plan	10/11/10							195,000	7.59	7.67	748,149
	EIP	10/11/10	133,100	484,000	550,550

(1)
Represents estimated future payouts set in fiscal 2011 under the EIP. Payment of bonuses under the EIP is dependent upon meeting specified performance goals. Certain EIP goals were established with only Target payouts, i.e., no Threshold or Max payouts were set. For those goals the amount that would have been paid upon the successful achievement of the goal is included in both the Target and Max column. Payments made to Mr. Licciardello were paid in euros. Amount shown is based on conversion rate as of September 1, 2011, of 1.45.

(2)
Represents restricted stock awarded in fiscal 2011 under the 2004 Equity Incentive Plan (the "2004 Plan") with performance-based restrictions. Information related to the performance-based restrictions associated with these shares is contained in Compensation Discussion and Analysis. Target amounts represent the maximum number of shares that may be awarded.

(3)
Represents restricted stock awarded in fiscal 2010 under the 2004 Plan with time-based restrictions. Time-based restrictions lapse in four equal installments over a four-year period from the date of the award.

(4)
Represents options awarded pursuant to our 2001 Stock Option Plan (the "2001 Plan") and 2004 Plan. All options have a term of six years and vest in equal installments over a four year period.

(5)
Under our equity plans options are required to have exercise prices equal to the fair market value. Fair market value is defined as the closing price on the last market-trading day prior to the date of grant. For purposes of our equity plans and the calculation of "Grant Date Fair Value," the fair market value of our Common Stock on the date of grant referenced in this table for October 11, 2010, was $7.59 (the closing price on October 8, 2010). The closing price of our Common Stock on the date of grant referenced in this table was $7.67 on October 11, 2010.

(6)
The expense shown for stock awards is based solely on the fair value as of the date of grant, disregarding any assumptions as to estimated forfeitures based on continued service. No other assumptions are used in the expense calculation for the stock awards. Assumptions used in determining the fair values of these option awards are set forth in the "Equity Plans" note to our financial statements included in our annual report on Form 10-K for fiscal 2011.

  Plan Information

        In fiscal 2011, compensatory awards were made to the Named Executive Officers pursuant to the EIP, the 2001 Plan and the 2004 Plan. The EIP was approved by our shareholders in 2004 and 2009. The purpose of the EIP is to attract, retain and reward qualified executives who are important to our success by providing performance-based, incentive cash awards for outstanding performance at the individual, business-unit and company-wide level. The purpose of the 2001 Plan and the 2004 Plan is to promote our success by linking the personal interests of its employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2004 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units and dividend equivalent rights. We have issued options, restricted stock and restricted stock units under the 2004 Plan. Options granted under the 2001 Plan and 2004 Plan have an exercise price equal to the fair market value (as defined by the plan) on the date of grant and a term of six years. For purposes of share counting, each share of restricted stock issued under the 2004 Plan reduces the number of shares available for issuance by two.

  Lapsing of Restrictions Associated with Restricted Stock Awards

        The restrictions associated with the restricted stock granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions applicable to awards made after fiscal 2006 lapse in four equal installments over a four-year period. The restrictions associated with performance-based awards are described below.

  Issuance of Performance-based Awards

  Restricted Stock

        Our executive officers have been granted restricted stock with performance-based restrictions related to the achievement of a minimum specified return on assets ("ROA") goal. The restrictions related to these shares lapse if we achieve a certain ROA over a consecutive rolling four-quarter period (the "Share Performance Period"). The achievement during the Share Performance Period of a lower threshold ROA percentage will result in the restrictions lapsing as to one-half of the performance-based shares. The achievement during the Share Performance Period of the target ROA percentage will result in the restrictions lapsing as to all the performance-based shares. Both the threshold and target ROA percentages require significant effort with the achievement of neither ROA percentage being assured. In the absence of at least the threshold ROA percentage being achieved during the Share Performance Period, the restrictions will not lapse and the shares will be forfeited. The ROA goal associated with the performance-based restricted stock granted in fiscal 2009 and fiscal 2010 were achieved and the restrictions as to those shares lapsed in July 2010 and October 2010, respectively. The ROA goal associated with the performance-based stock granted in fiscal 2011 have not yet been achieved and those shares will be forfeited if the goal is not met by the end of fiscal 2013.

  Cash Awards

        The performance milestones related to the payment of bonuses under the EIP for fiscal 2011, 2010 and 2009 were partially achieved or not achieved at all. As a result, bonuses for those fiscal years were not paid out at the levels indicated in the columns labeled "Estimated Future Payouts under Non-equity Incentive Plan Awards" on the "Grants of Plan-Based Awards in Fiscal 2011" table. The EIP was suspended in 2009 and no bonuses were paid. The actual amount of the EIP bonuses paid for fiscal 2011, 2010 and 2009 performance are included in the "Fiscal 2011 Summary Compensation Table" in the column labeled "Non-Equity Plan Incentive Compensation." The performance milestones related to the EIP are discussed in Compensation Discussion and Analysis.

        In light of achieving historical highs for revenue, income and cash flows in fiscal 2010, our officers received supplemental bonuses for extraordinary achievement in October 2010. The amounts awarded pursuant to this supplemental bonus are included in the "Fiscal 2011 Summary Compensation Table" in the column "Bonus."

  Stock Option Vesting

        Since September 2004, options granted generally vest in four equal installments over a four-year period from the date of grant and have a term of six years.

  Determination of Stock-based Compensation

        Under the provisions of ASC Topic 718, stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award. Determining the appropriate fair value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. We develop our estimates based on historical data and market information which can change significantly over time. A small change in the estimates used can result in a relatively large change in the estimated valuation.

        The fair values of option awards were estimated as of the dates of grant using the Black-Scholes option valuation model. The Black-Scholes model requires the input of assumptions, including the expected stock price volatility and estimated option life. The expected volatilities utilized were based on implied volatilities from traded options on our stock and on historical volatility. The expected lives of options granted were based, in part, on historical experience and on the terms and conditions of the options. The risk-free interest rates utilized were based on the U.S. Treasury yield in effect at the time of the grant. No dividends were assumed in estimated option values.

 OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

        The following table provides information with respect to outstanding stock options and restricted stock held by our Named Executive Officers as of September 1, 2011.

	Option Awards					Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
						Shares or Units of Stock That Have Not Vested(1)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
	Number of Securities Underlying Options
				Option Exercise Price	Option Expiration Date			Market Value
Name	Exercisable	Unexercisable				Number
Steven R. Appleton	400,000			$21.11	9/21/2011	75,582	(2)	$433,841	268,000	(3)	$1,538,320
Chief Executive Officer	600,000			17.43	9/10/2012	180,500	(4)	1,036,070
	80,000			9.16	4/22/2013	163,500	(5)	938,490
	300,000			14.35	9/23/2013	214,000	(6)	1,228,360
	300,000			15.91	3/29/2014
	145,500	820,500	(7)	4.48	10/3/2014
	205,250	615,750	(8)	7.46	10/5/2015
		846,000	(9)	7.59	10/11/2016
D. Mark Durcan	300,000			21.11	9/21/2011	34,723	(10)	199,310	124,000	(3)	711,760
President and Chief	300,000			17.43	9/10/2012	83,500	(4)	479,290
Operating Officer	40,000			9.16	4/22/2013	75,750	(5)	434,805
	125,000			14.35	9/23/2013	99,000	(6)	568,260
	125,000			15.91	3/29/2014
	379,000	379,000	(7)	4.48	10/3/2014
	94,750	284,250	(8)	7.46	10/5/2015
		391,000	(9)	7.59	10/11/2016
Ronald C. Foster	225,000	75,000	(11)	5.97	4/1/2014	20,939	(10)	120,190	82,000	(3)	470,680
Chief Financial Officer	232,500	252,500	(7)	4.48	10/3/2014	55,500	(4)	318,570
	63,250	189,750	(8)	7.46	10/5/2015	50,250	(5)	288,435
		260,000	(9)	7.59	10/11/2016	66,000	(6)	378,840
Mario Licciardello		195,000	(9)	7.59	10/11/2016	109,377	(12)	627,824	44,493	(13)	255,390
Vice President of						49,000	(6)	281,260	62,000	(3)	355,880
Wireless Solutions
Brian M. Shirley	25,000			13.23	9/15/2011	17,362	(10)	99,658	62,000	(3)	355,880
Vice President of	70,100			21.11	9/21/2011	41,500	(4)	238,210
DRAM Solutions	65,000			13.55	12/16/2011	37,500	(5)	215,250
	65,000			12.44	10/16/2012	49,000	(6)	281,260
	5,000			9.00	5/5/2013
	100,000			12.52	11/19/2013
	75,000			11.51	9/1/2014
	94,750	189,500	(7)	4.48	10/3/2014
	47,250	141,750	(8)	7.46	10/5/2015
		195,000	(9)	7.59	10/11/2016

(1)
Calculated by multiplying the number of shares of restricted stock by $5.74, the closing price of our common stock on September 1, 2011.

(2)
Restrictions on shares lapse on October 9, 2011.

(3)
Performance-based restrictions on shares lapse upon the achievement of a specified minimum return on asset goal by the fourth fiscal quarter of 2013.

(4)
Restrictions on shares lapse in equal installments on October 3, 2011, and October 3, 2012.

(5)
Restrictions on shares lapse in equal installments on October 5, 2011, October 5, 2012 and October 5, 2013.

(6)
Restrictions on shares lapse in equal installments on October 11, 2011, October 11, 2012, October 11, 2013 and October 11, 2014.

(7)
Options vest in equal installments on October 3, 2011, and October 3, 2012.

(8)
Options vest in equal installments on October 5, 2011, October 5, 2012 and October 5, 2013.

(9)
Options vest in equal installments on October 11, 2011, October 11, 2012, October 11, 2013 and October 11, 2014.

(10)
Restrictions on shares lapse on October 8, 2011.

(11)
Options vest on April 1, 2012.

(12)
Restrictions on shares lapse April 1, 2012.

(13)
Performance-based restrictions on shares lapse upon the achievement of a specified customer delivery goal for fiscal year of 2011. The metric for fiscal year 2011 was met and the shares will lapse on December 31, 2011.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

        The following table sets forth information related to the number of options and restricted shares held by each of the Named Executive Officers that were exercised or vested in fiscal 2011 and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Steven R. Appleton Chief Executive Officer	675,000	$4,666,453	539,456	$4,016,317
D. Mark Durcan President and Chief Operating Officer	—	—	260,722	1,904,343
Ronald C. Foster Chief Financial Officer	20,000	136,317	149,438	1,196,889
Mario Licciardello Vice President of Wireless Solutions	—	—	149,344	1,496,444
Brian M. Shirley Vice President of DRAM Solutions	94,750	646,271	123,411	910,809

(1)
Value calculated by multiplying number of shares by the excess of the market value per share on the exercise date over the exercise price.

(2)
Value calculated by multiplying number of shares by the market value per share on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Severance Agreements described in the "Severance Agreements" and "Change in Control" sections of the "Compensation Discussion and Analysis." The amounts were calculated as if the Named Executive Officers separated from service on September 1, 2011, the last day of fiscal 2011.

U.S.-based Named Executive Officers

        For U.S.-based Named Executive officers (which excludes Mr. Licciardello), the "Salary" portion of severance payments are paid on our regular bi-weekly payroll schedule during the officer's Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the officer's separation from service. The remaining payments would then be paid according to our regular payroll schedule.

        The "Bonus" portion of the severance payments is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during our first fiscal quarter.

        The "Cash in Lieu of Benefits" portion of the severance payments is calculated based on the difference between the amount of premiums the U.S.-based Named Executive Officer paid each month for benefits coverage as an employee of us and the estimated premiums the U.S.-based Named Executive Officer would need to pay each month for the same or similar coverage as a former employee. This monthly amount is multiplied by the number of months in the U.S.-based Named Executive Officer's Transition Period and is grossed-up for taxes. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. We do not use the U.S.-based Named Executive Officer's actual tax rate for these calculations. The "Cash in Lieu of Benefits"

payment is made within 30 days after the officer's separation from service, subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, the payment would be made to the officer on the first day of the seventh month following the officer's separation from service.

Mr. Licciardello

        Mr. Licciardello had entered into a severance agreement with Numonyx which had been assumed by us but which has since expired. However, Mr. Licciardello is eligible for a standard severance payment for our Italy-based employees who are employed at the senior leader level.

Voluntary or Involuntary Termination of Employment

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Extended Option Vesting and Exercise Period(4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Stock Awards(6)	Total
Steven R. Appleton Chief Executive Officer	$950,000	$775,200	$50,145	$1,431,650	$1,571,793	—	$4,778,788
D. Mark Durcan President and Chief Operating Officer	645,000	421,056	43,715	844,453	725,951	—	2,680,175
Ronald C. Foster Chief Financial Officer	490,000	260,435	46,305	808,761	470,326	—	2,075,827
Mario Licciardello Vice President of Wireless Solutions	352,141	—	—	—	—	—	352,141
Brian M. Shirley Vice President of DRAM Solutions	484,000	453,750	28,733	387,670	360,824	—	1,714,977

(1)
Represents 12 months of the Named Executive Officer's monthly salary, except with respect to Mr. Licciardello. The amount for Mr. Licciardello represents a standard severance payment for our Italy-based employees who are employed at the senior leader level (8 months of pay). Mr. Licciardello is paid in euro and his amount is calculated using the conversion ratio of 1.45, the euro to the U.S. dollar exchange rate on September 1, 2011.

(2)
Assumes payment of bonuses under the EIP for the Named Executive Officers. Mr. Licciardello would not be eligible for an EIP bonus due to the terms and conditions of the EIP Plan.

(3)
Represents a cash payment for an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those he received while he was our employee. The amount listed includes a gross-up calculation for the tax impact of the payment. Mr. Licciardello is not eligible for this cash payment.

(4)
Represents the value resulting from the additional vesting and exercise period for stock options provided by the Named Executive Officer's 12-month Transition Period. The fair value of each option award is estimated as of September 1, 2011, using the Black-Scholes model. Expected volatility is based on the implied volatility from traded options on our stock and historical volatility. The expected term is based on the shorter of length of the Transition Period or remaining life of the option. The risk-free rates are based on the U.S. Treasury yield. Mr. Licciardello is not eligible for the additional vesting and exercise period.

(5)
Represents the value resulting from the additional vesting of restricted shares pursuant to the Named Executive Officer's 12-month Transition Period. The amount shown is calculated as the number of shares multiplied by $5.74 per share, our closing stock price on September 1, 2011. Mr. Licciardello is not eligible for the additional vesting period.

(6)
Our performance-based goals have been established on a long-term basis using a four-quarter rolling average. Due to our performance in recent fiscal quarters and projection for future quarters, we have assumed for purposes of this presentation that the performance-based goals related to these shares would have not been met during the Named Executive Officer's 12-month Transition Period. Mr. Licciardello is not eligible for a 12-month Transition Period.

Change in Control

        We do not have change in control arrangements for our Named Executive Officers. However, the Severance Agreements described above provide for transitional benefits in the event of termination of employment, whether or not the termination is in connection with a change in control. In addition, under most of our equity plans, upon a change in control, outstanding time-based awards automatically become fully vested or the applicable restrictions lapse and outstanding performance-based awards are treated as if all required performance goals were satisfied and are paid within 30 days on a pro-rata basis based on the amount of the performance period completed as of the date of the change in control. A change in control is generally defined as a change in the majority of the Board's directors within a specified time period or the acquisition of 35% or more of our outstanding Common Stock.

        Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control and is paid within 30 days.

        The following table sets forth the estimated benefits payable to the Named Executive Officers assuming a change in control occurred on September 1, 2011. We have assumed for simplicity of presentation that benefits earned as of September 1, 2011, would have equaled benefits earned as of the end of the preceding month in the event of a change of control.

Name	Bonus(1)	Value of Options(2)	Value of Restricted Stock(3)	Total
Steven R. Appleton Chief Executive Officer	$775,200	$1,033,830	$5,175,081	$6,984,111
D. Mark Durcan President and Chief Operating Officer	421,056	477,540	2,393,425	3,292,021
Ronald C. Foster Chief Financial Officer	260,435	318,150	1,576,715	2,155,300
Mario Licciardello Vice President of Wireless Solutions	512,423	—	637,140	1,149,563
Brian M. Shirley Vice President of DRAM Solutions	453,750	238,770	1,190,258	1,882,778

(1)
Assumes payment of bonuses under the EIP for the Named Executive Officers. Mr. Licciardello is paid in euro and his amount is calculated using the conversion ratio of 1.45, the euro to the U.S. dollar exchange rate on September 1, 2011.

(2)
Assumes the acceleration of vesting for all outstanding options. Amount shown is calculated as the excess of $5.74, the closing price of our stock on September 1, 2011, over the accelerated option's exercise price.

(3)
Assumes the lapsing of all restrictions associated with the shares except Mr. Licciardello's stock units granted under the Numonyx Plan, which does not automatically accelerate vesting upon a change in control. Amount shown is calculated as the number of shares on which restrictions would lapse multiplied by $5.74 per share, our closing stock price on September 1, 2011.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 1, 2011, regarding Common Stock that may be issued pursuant to our equity compensation plans:

	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	72,014,149	$9.49	55,636,479
Equity Compensation Plans Not Approved by Shareholders(2)	32,261,804	12.86	14,154,467

Totals(3)	104,275,953	10.53	69,790,946

(1)
Includes shares issuable or available pursuant to our 1994 Stock Option Plan (the "1994 Plan"), 2000 Lexar Stock Option Plan (the "2000 Lexar Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2004 Equity Incentive Plan (the "2004 Plan"), 2007 Equity Incentive Plan (the "2007 Plan") and Numonyx Plan. The 2004 Plan and the 2007 Plan provide for a maximum term for options and SARs of six years, all our other equity plans provide for a maximum option term of 10 years. The 2004 Plan, the 2007 Plan and the Numonyx Plan are our only plans that permit granting of awards other than stock options. The 2004 Plan and the 2007 Plan provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of our equity plans contain provisions that are commonly known as "liberal share counting provisions" or permit the grant of discounted options or SARs.

(2)
Includes shares issuable or available pursuant to our Nonstatutory Stock Option Plan (the "NSOP"), 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), 1998 Nonstatutory Stock Option Plan (the "1998 Plan") and the 2002 Employee Inducement Stock Option Plan (the "2002 Plan"). Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under these plans are determined by the administrators of the plans or our Board of Directors. Executive officers and directors do not participate in the aforementioned plans.

(3)
The following table contains further information as to awards outstanding and available for issuance under each of our equity plans.

Equity Plan	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))
Approved Plans
1994 Plan	5,531,265		—
2000 Lexar Plan	717,726		—
2001 Plan	31,895,882		7,832,197	(1)
2004 Plan	9,247,356	(2)	15,684,967
2007 Plan	21,699,221	(3)	27,841,300
Numonyx Plan	2,922,699	(4)	4,278,015

Approved Plan Total	72,014,149		55,636,479

Not Approved Plans
NSOP	30,950,073		13,071,529
1997 Plan	396,807		20,640
1998 Plan	914,924		62,298
2002 Plan	—		1,000,000

Not Approved Plan Total	32,261,804		14,154,467

Grand Total	104,275,953		69,790,946

(1)
The 2001 Plan expired on September 11, 2011, and shares remaining under the plan are not available for issuance.

(2)
Includes 138,392 restricted stock units and excludes 3,736,426 shares of restricted stock.

(3)
Includes 3,468,997 restricted stock units and 51,212 shares of deferred stock rights. Excludes 158,476 shares of restricted stock.

(4)
Includes 1,315,077 restricted stock units.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related party transactions are reviewed by our Board of Directors. Related parties include our directors and officers, their family members and affiliates and certain beneficial owners. In cases where the related party is a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transactions, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest and (vi) the effects of the transaction on the ongoing relationship between us and the related party.

        During fiscal 2011, we paid $145 million to Lam Research Corporation ("Lam") for semiconductor manufacturing equipment and related services. Mr. Bagley is the Executive Chairman of Lam.

Transactions in Connection with the Acquisition of Numonyx Holdings B.V.

        On May 7, 2010 (the "Acquisition Date"), we acquired Numonyx Holdings B.V. ("Numonyx") through the issuance of 137.7 million shares of our common stock to, among others, Intel Corporation ("Intel") and STMicroelectronics N.V. ("STMicro"). Through the transaction, both Intel and STMicro became beneficial owners of more than 5% of our outstanding common stock. The shares of common stock issued were restricted from sale until after November 6, 2010. In forms filed with the SEC, Intel and STMicro indicated that as of December 31, 2010, their ownership interest was below 5%.

        When Numonyx was formed in 2008, Intel and STMicro contributed existing facilities of which some were located on campuses that continued to be owned by those companies. The acquired Numonyx operations have long-term lease arrangements at those facilities, facilities cost-sharing arrangements and product testing arrangements. Under these arrangements, we paid STMicro and Intel $10 million and $1 million, respectively, from the beginning of our fiscal year through December 31, 2010. Also in connection with the acquisition of Numonyx, we received payments from Intel and STMicro of $5 million and $2 million, respectively, for reimbursements under arrangements for facility cost sharing, product design and process development and for sales of equipment from the beginning of our fiscal year through December 31, 2010.

Transactions with Intel

        We have two joint ventures with Intel: IM Flash Technologies, LLC ("IMFT") and IM Flash Singapore LLP ("IMFS") (collectively "IM Flash"), to manufacture NAND Flash memory products. IMFT and IMFS are each governed by a Board of Managers, the number of which adjusts depending on the parties' respective ownership interest. As of September 1, 2011, we owned 51% and Intel owned 49% of IMFT and we owned 86% and Intel owned 14% of IMFS. IM Flash's distributions to Intel were $77 million from the beginning of fiscal 2011 through December 31, 2010.

        IM Flash manufactures NAND Flash memory products using designs we developed with Intel. We generally share product design and other NAND Flash research and development ("R&D") costs equally with Intel. As a result, R&D expenses were reduced by reimbursements from Intel of $23 million for the period from the beginning of fiscal 2011 through December 31, 2010.

        IM Flash sells products to the joint venture partners generally in proportion to their ownership interests at long-term negotiated prices approximating cost. IM Flash sales to Intel were $296 million for the period from the beginning of fiscal 2011 through December 31, 2010. For the period from the beginning of fiscal 2011 through December 31, 2010, we made payments to Intel of $9 million for purchases of semiconductor products and had cash receipts of $1 million from Intel for sales of DRAM products.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received and on written representations from reporting persons, we believe that with the exception of a Form 4 related to a sale under a 10b5-1 Trading Plan for Mr. Foster, all directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended September 1, 2011. Mr. Foster's filing was late as a result of our administrative error.

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO OUR
2004 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER BY 20,000,000.

        The 2004 Equity Incentive Plan, or the 2004 Plan, was initially adopted by the Board of Directors on October 13, 2004, and approved by shareholders on November 18, 2004. On October 12, 2011, the Board of Directors recommended that the 2004 Plan be amended, subject to the approval of the Company's shareholders, to increase the shares reserved for issuance thereunder from 56,000,000 to 76,000,000. As of November 28, 2011, there were approximately 52,390,000 shares subject to outstanding awards under the 2004 Plan (including approximately 18,098,100 shares of restricted stock) and approximately 3,609,990 shares available for issuance under the 2004 Plan. Each share of restricted stock awarded under the 2004 Plan reduces the number of shares available for grant by two shares. As of November 28, 2011, there were approximately 22,000 employees (including all current executive officers) eligible to participate in the 2004 Plan. Directors and consultants are also eligible to participate in the 2004 Plan.

Summary of the 2004 Plan as Proposed to be Amended

        A summary of the 2004 Plan as proposed to be amended is set forth below. This summary is qualified in its entirety by the full text of the 2004 Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Purpose

        The purpose of the 2004 Plan is to promote the Company's success by linking the personal interests of its employees, officers, directors and consultants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.

        The plan authorizes the grant of awards in any of the following forms:

  •
  Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the "Code"). The exercise price of an option granted under the 2004 Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. Stock options granted under the 2004 Plan have a term of six years.

  •
  Stock appreciation rights, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right.

  •
  Performance shares, which are payable in Common Stock (or an equivalent value in cash or other property) upon the attainment of performance goals set by the Compensation Committee of the Board of Directors (the "Committee").

  •
  Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

  •
  Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

  •
  Deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

  •
  Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award.

  •
  Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

        All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee.

Awards to Non-Employee Directors

        Awards granted under the 2004 Plan to the Company's non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2004 Plan to non-employee directors.

Shares Available for Awards

        The proposed amendment to the 2004 Plan would increase the number of shares that may be issued under the 2004 Plan by 20,000,000 shares. If the shareholders approve the amendment, subject to adjustment as provided in the 2004 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2004 Plan will be 76,000,000. The maximum number of shares that may be issued to one person upon exercise of incentive stock options granted under the 2004 Plan is 2,000,000. Each share issued pursuant to "full value" awards, such as restricted stock, unrestricted stock, restricted stock units, deferred stock units, performance shares, or other stock-based awards (other than options or stock appreciation rights) payable in stock, reduces the number of shares available for grant by two shares.

Share Counting

        Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2004 Plan.

Limitations on Awards

        The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the 2004 Plan to any one person during any one calendar year is 2,000,000. The maximum number of shares of Common Stock that may be granted under the 2004 Plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards (other than options or stock appreciation rights) under the 2004 Plan to any one person during any one calendar year is 2,000,000.

Administration

        The plan will be administered by the Committee. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2004 Plan; and make all other decisions and determinations that may be required under the 2004 Plan. The Board of Directors may at any time administer the 2004 Plan. If it does so, it will have all the powers of the Committee under the 2004 Plan.

        In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee's authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code.

Deductibility under Section 162(m)

        The 2004 Plan is designed to comply with Code Section 162(m) so that grants of market-priced options and stock appreciation rights under the 2004 Plan, and other awards that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and may be fully deductible. While the Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, the Board and the Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

        The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following financial, strategic and operational business criteria:

  •
  gross and/or net revenue (including whether in the aggregate or attributable to specific products);

  •
  cost of goods sold and gross margin;

  •
  costs and expenses, including research and development and selling, general and administrative expenses;

  •
  income (gross, operating, net, etc.);

  •
  earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis);

  •
  cash flows and share price;

  •
  return on investment, capital, equity;

  •
  manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction;

  •
  product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management);

  •
  economic profit or loss;

  •
  market share;

  •
  employee retention, compensation, training and development, including succession planning; and

  •
  objective goals consistent with the participant's specific duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

        In order to meet the requirements of Section 162(m), the Committee must establish such goals within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of death, disability or a change in control of the Company, waive the achievement of any specified goal. The Committee may determine that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs or impairment charges; litigation or claim judgments or settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles; acquisitions or divestitures; and foreign exchange gains and losses. However, in order to meet the requirements of Section 162(m), in the event the Committee determines to include or exclude such unusual and nonrecurring events when measuring actual results achieve, it must do so within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations). Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

        No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers (other than transfers for value) where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

Acceleration Upon Certain Events

        Unless otherwise provided in an award certificate or other governing document, upon the occurrence of a "change in control" of the Company (as defined in the 2004 Plan), all outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the change in control.

        Unless otherwise provided in an award certificate or other governing document, if a participant's service terminates by reason of death or disability, all of such participant's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the termination of service.

        In addition, the Committee may in its discretion accelerate awards for any other reason; provided, however, the Committee may not exercise such discretion with respect to shares of restricted stock or restricted stock units which, in the aggregate, exceed 5% of the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2004 Plan; provided, further, that when calculating whether the 5% maximum has been reached, the Committee may not count or consider any shares of restricted stock or restricted stock units granted to non-employee directors or regarding which the Committee accelerated vesting rights, waived restrictions or determined performance-based criteria had been satisfied resulting from a change in control, a participant's death or disability, certain change in the Company's capital structure, a participant's termination of employment or separation from service resulting from death, disability or for the convenience or in the bests interests of the Company. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

        Subject to any required action by the shareholders, the number of shares of Common Stock covered by outstanding awards, and the share authorization limits under the 2004 Plan, as well as the price per share of Common Stock covered by each outstanding awards, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

Termination and Amendment

        The 2004 Plan was approved by the Company's shareholders at the 2004 Annual Meeting and will terminate on November 18, 2014, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the 2004 Plan, but if an amendment to the 2004 Plan would materially increase the number of shares of stock issuable under the 2004 Plan, expand the types of awards provided under the 2004 Plan, materially expand the class of participants eligible to participate in the 2004 Plan, materially extend the term of the 2004 Plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2004 Plan may adversely affect any award previously granted under the 2004 Plan without the written consent of the participant.

        The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the 2004 Plan, (i) the exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, by cancellation and exchange for cash or another award or otherwise, (ii) the Committee may not repurchase an option or stock appreciation right for value from a participant if the current fair market value of the shares of stock underlying the option or stock appreciation right is lower than the exercise price or base price per share of the option or stock appreciation right, and (iii) the original term of an option may not be extended.

Prohibition on Repricing

        As indicated above under "Termination and Amendment," outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company's shareholders. The exchange of an "underwater" option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company's shareholders.

Certain Federal Tax Effects

        The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2004 Plan and the subsequent sale of Common Stock acquired under the 2004 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

        Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2004 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

        Stock Appreciation Rights.    A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

        Restricted Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a deferred stock unit award is granted. Upon issuance of shares of Common

Stock in settlement of a deferred stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Performance Shares.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives settlement of the award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Dividend Equivalents.    A participant will recognize ordinary income, and the Company will be allowed a tax deduction, at the time the dividend equivalents are paid or payable.

Benefits to Named Executive Officers and Others

        Awards under the 2004 Plan are at the discretion of the Committee. Accordingly, future awards under the 2004 Plan are not determinable.

        As of November 28, 2011, 34,291,911 shares of Common Stock had been issued under the 2004 Plan or remained subject to outstanding awards under the 2004 Plan. The table below shows the number of shares issued, or subject to awards, under the 2004 Plan to the Named Executive Officers and the other individuals and groups indicated.

Name and Position	Time-Based Restricted Stock Awards	Performance-Based Restricted Stock Awards	Stock Options
Steven R. Appleton Chief Executive Officer	1,833,826	2,143,507	2,764,000
D. Mark Durcan President and Chief Operating Officer	990,889	1,058,412	1,535,000
Ronald C. Foster Chief Financial Officer	434,753	542,691	1,185,000
Mario Licciardello Vice President of Wireless Solutions	122,000	153,000	454,000
Brian M. Shirley Vice President of DRAM Solutions	406,845	455,706	638,000
All Executive Officers as a Group*	5,452,360	6,160,674	9,332,000
All Employees as a Group (Including all Officers who are not Executive Officers)	5,080,238	2,637,208	8,298,304
All Non-Executive Directors as a Group	765,148	—	—

*
Includes stock options and restricted stock units held by one of our Executive Officer's spouse who is also one of our employees.

        The Board of Directors recommends voting "FOR" approval of the amendment to the 2004 Equity Incentive Plan.

 PROPOSAL 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

        The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the fiscal year ending August 30, 2012. PwC and its predecessor, Coopers and Lybrand LLP, have been our Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as our Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid

        Fees charged for services performed by PwC for fiscal 2011 and 2010 were as follows:

	2011	2010
	(amounts in millions)
Audit fees(1)	$6.2	$6.2
Audit-related fees(2)	0.9	0.5
Tax fees	—	—
All other fees(3)	—	0.9

	$7.1	$7.6

(1)
Includes fees related to the audit of our financial statements, fees for services provided in connection with statutory and regulatory filings and fees for attestation services related to our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)
Fiscal 2011 primarily reflects fees for debt restructuring, new debt offerings and other services in connection with application of new accounting guidance and one-time transactions. Fiscal 2010 primarily reflects fees for due diligence matters in connection with the acquisition of Numonyx and Transform Solar Pty Limited and audits of supply arrangements.

(3)
Primarily reflects fees for Numonyx integration support services provided in connection with the acquisition of Numonyx.

Pre-Approval Policy

        The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to us by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. A copy of the Audit Committee charter is available on our website at www.micron.com. In fiscal 2011 and 2010, all audit and non-audit services provided by PwC were approved by the Audit Committee in advance of services being provided.

Report of the Audit Committee of the Board of Directors

        This report has been prepared by members of the Audit Committee of the Board of Directors who served on the Audit Committee at the end of fiscal 2011. The Board of Directors determined that each Audit Committee member qualified as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the

Audit Committee, each member satisfied the independence requirements of applicable federal laws and the Listing Rules of NASDAQ.

        The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of our financial statements, (ii) the performance of our internal audit function, (iii) the performance of our Independent Registered Public Accounting Firm, (iv) the qualifications and independence of our Independent Registered Public Accounting Firm, and (v) our compliance with legal and regulatory requirements.

        The Audit Committee has reviewed and discussed our audited financial statements with our management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP ("PwC"), our Independent Registered Public Accounting Firm for fiscal 2011, has expressed in our Annual Report on Form 10-K its opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Public Company Accounting Oversight Board, Professional Standards, Volume 1, AU Section 380). PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board, and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC's provision of non-audit services to us, as described above, is compatible with PwC's independence.

        On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they approve the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2011; appointed PwC as our Independent Registered Public Accounting Firm for the fiscal year ending August 30, 2012, and approved and authorized PwC to carry out and perform certain specified non-audit services for us in fiscal 2012.

        While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing our consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of our consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Robert L. Bailey Mercedes Johnson Robert E. Switz

PROPOSAL 4—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as described in this proxy statement. We seek your advisory vote and ask that you indicate your support for the compensation of the Named Executive Officers as disclosed in this proxy statement.

        This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement.

        Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 13 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 13, and cast a vote "for" the following resolution:

  "Resolved, that shareholders approve, on an advisory basis, the compensation of Micron's Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement."

        The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. The Board of Directors and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Board will consider the shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        The Board of Directors recommends voting FOR the non-binding resolution to approve the Named Executive Officers' compensation as described in this proxy statement.

        Note: We are providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The shareholder vote will not be binding on us or the Board, and it will not be construed as overruling any decision by us or the Board or creating or implying any change to, or additional, fiduciary duties for us or the Board.

PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY WITH WHICH SHAREHOLDERS
WILL VOTE ON SAY-ON-PAY PROPOSALS IN FUTURE YEARS

        The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory say-on-pay vote on the compensation of its Named Executive Officers, such as Item 4 included on page 45 of this proxy statement. By voting on this Item 5, shareholders may indicate whether they would prefer an advisory say-on-pay vote on Named Executive Officer compensation once every one, two, or three years.

        The Board of Directors has determined that an advisory say-on-pay vote on executive compensation that occurs every year is the most appropriate alternative for us, and therefore the Board recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this proposal.

        Shareholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board. Please refer to "Communications with the Board of Directors" on page 9 for information about communicating with the Board.

        Please mark on the proxy card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.

        The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in our and our shareholders best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

        A scheduling vote similar to this Item 5 will occur at least once every six years.

        The Board of Directors recommends a vote "FOR Every ONE Year" on Proposal 5.

        Note: We are providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The shareholder vote will not be binding on us or the Board, and it will not be construed as overruling any decision by us or the Board or creating or implying any change to, or additional, fiduciary duties for us or the Board.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 24, 2012. The Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/mu.

        As permitted by rules recently adopted by the Securities and Exchange Commission, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

        We incorporate by reference in this Proxy Statement the "Equity Plans" note to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2011. The Annual Report on Form 10-K for fiscal 2011 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for fiscal 2011 may be obtained by sending a written request to: Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006. Our Annual Reports on Form 10-K are also available in the "Investor Relations" section of our website at www.micron.com.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

        We are allowed and intend to deliver only one copy of the notice regarding the Internet availability of proxy materials or one set of printed proxy materials (i.e. our Annual Report on Form 10-K and Proxy Statement) to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver only one such notice or set of materials, so long as we have not received contrary instructions from such shareholders. This practice is commonly referred to as "householding." Householding reduces the volume of duplicate information received at your household and our costs of preparing and mailing duplicate materials.

        If you share an address with other registered shareholders and your household receives one copy of the notice of Internet availability or of this Proxy Statement and 2011 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2011 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006 or corporatesecretary@micron.com or (208) 368-4500. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact Wells Fargo Bank, N.A., Attn.:

Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854 or at (800) 347-8625 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents by providing Wells Fargo Bank at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

        Additionally, we have been notified that certain banks, brokers and other nominees will household our annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2011 Annual Report on Form 10-K by contacting your bank, broker or other nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR FISCAL 2012 ANNUAL MEETING

        Proposals by our shareholders which are intended to be presented at our fiscal 2012 Annual Meeting of Shareholders must be received by us at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than August 17, 2012, and must also be in compliance with our Restated Certificate of Incorporation and its Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after August 17, 2012, will be untimely and will not be considered at the meeting.

        December 15, 2011

THE BOARD OF DIRECTORS

 APPENDIX A

MICRON TECHNOLOGY, INC.
2004 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

        1.1.    GENERAL.    The purpose of the Micron Technology, Inc. 2004 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Micron Technology, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

        2.1.    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a)   "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

          (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share, Dividend Equivalent Award, or Other Stock-Based Award granted to a Participant under the Plan.

          (c)   "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Change in Control" means and includes the occurrence of any one of the following events:

              (i)  individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

             (ii)  any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

            (iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

          (g)   "Committee" means the committee of the Board described in Article 4.

          (h)   "Company" means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

          (i)    "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the

  Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)    "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

          (k)   "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability has the meaning given such term in Section 409A of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

          (l)    "Deferred Stock Unit" means a right granted to a Participant under Article 11.

          (m)  "Dividend Equivalent" means a right granted to a Participant under Article 12.

          (n)   "Effective Date" has the meaning assigned such term in Section 3.1.

          (o)   "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.

          (p)   "Exchange" means the New York Stock Exchange or any other national securities exchange or national market system on which the Stock may from time to time be listed or traded.

          (q)   "Fair Market Value" of the Stock, on any date, means: (i) if the Stock is listed or traded on any Exchange, the average closing price for such Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable; (ii) if the Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

          (r)   "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

          (s)   "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

          (t)    "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

          (u)   "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

          (v)   "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

          (w)  "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (x)   "Other Stock-Based Award" means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (y)   "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (z)   "Participant" means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

         (aa)  "Performance Share" means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

         (bb)  "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

         (cc)  "Plan" means the Micron Technology, Inc. 2004 Equity Incentive Plan, as amended from time to time.

         (dd)  "Public Offering" shall occur on closing date of a public offering of any class or series of the Company's equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

         (ee)  "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR.

          (ff)  "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

         (gg)  "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

         (hh)  "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

           (ii)  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

           (jj)  "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

         (kk)  "Stock" means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

           (ll)  "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

      (mm)  "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

         (nn)  "1933 Act" means the Securities Act of 1933, as amended from time to time.

         (oo)  "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

        3.1.    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the "Effective Date").

        3.2.    TERMINATION OF PLAN.    The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

        4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

        4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3.    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a)   Grant Awards;

          (b)   Designate Participants;

          (c)   Determine the type or types of Awards to be granted to each Participant;

          (d)   Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

          (e)   Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, base price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

          (g)   Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (h)   Prescribe the form of each Award Certificate, which need not be identical for each Participant;

          (i)    Decide all other matters that must be determined in connection with an Award;

          (j)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

          (k)   Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

          (l)    Amend the Plan or any Award Certificate as provided herein; and

          (m)  Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

        Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

        Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

        4.4.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 76,000,000; provided, however, that each Share issued under the Plan pursuant to a Full Value Award shall reduce the number of available Shares by two (2) shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

        5.2.    SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of the grant, but shall be added back to the Plan share reserve in accordance with Section 5.2.

          (a)   To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

          (b)   Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

          (c)   Substitute Awards granted pursuant to Section 14.14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

        5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4.    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 2,000,000.

ARTICLE 6
ELIGIBILITY

        6.1.    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or

Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

        7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

          (b)   TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

          (c)   PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

          (d)   EXERCISE TERM. In no event may any Option be exercisable for more than six years from the Grant Date.

          (e)   SUSPENSION. Any Participant who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions to the Plan.

        7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a)   EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

          (b)   LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

            (1)   The expiration date set forth in the Award Certificate.

            (2)   The tenth anniversary of the Grant Date.

            (3)   Three months after termination of the Participant's Continuous Status as a Participant for any reason other than the Participant's Disability or death.

            (4)   One year after the Participant's Continuous Status as a Participant by reason of the Participant's Disability.

            (5)   One year after the termination of the Participant's death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

        Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant's termination of employment. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.5.

          (c)   INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (d)   TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

          (e)   EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

          (f)    RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (g)   ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (a)   RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

            (1)   The Fair Market Value of one Share on the date of exercise; over

            (2)   The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

          (b)   OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award

  Certificate. In no event may any Stock Appreciation Rights be exercisable for more than six years from the Grant Date.

ARTICLE 9
PERFORMANCE SHARES

        9.1.    GRANT OF PERFORMANCE SHARES.    The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Shares as provided in Section 4.3. All Performance Shares shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Shares are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award of Performance Shares that is intended to be a Qualified Performance-Based Award.

        9.3.    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number of the Performance Shares that will be earned by the Participant.

        9.4.    OTHER TERMS.    Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.    Subject to the terms and conditions of this Article 10, the Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

        10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock); provided, however, at a minimum, all Restricted Stock and Restricted

Stock Units shall be subject to the restrictions set forth in Section 14.4 for a period of no less than (a) one year from the date of award with respect to Restricted Stock or Restricted Stock Units subject to restrictions that lapse based upon satisfaction of performance goals, and (b) three years from the date of award with respect to Restricted Stock or Restricted Stock Units subject to time-based restrictions that lapse based upon one's Continuous Status as a Participant. For avoidance of doubt, nothing in the foregoing shall preclude any applicable restriction, including those set forth in Section 14.4 hereof, from lapsing ratably, including, but not limited to, roughly annual increments over three years, with respect to the Restricted Stock or Restricted Stock Units referred to in Section 10.2(b). Moreover, nothing in the foregoing shall preclude or be interpreted to preclude Awards to Non-employee Directors from containing a period of restriction shorter than that set forth above. Finally, nothing in this Section 10.2 shall be deemed or interpreted to preclude the waiver, lapse or the acceleration of lapse, of any restrictions with respect to Restricted Stock or Restricted Stock Units in accordance with or as permitted by Sections 14.7 through Section 14.9, respectively, Article 15 or any other provision of the Plan. Subject to the remaining terms and conditions of the Plan, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

        10.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including, but not limited to, death, Disability, or for the convenience or in the best interests of the Company.

        10.4.    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

        11.1.    GRANT OF DEFERRED STOCK UNITS.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

 ARTICLE 12
DIVIDEND EQUIVALENTS

        12.1.    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

        13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

        14.1.    STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        14.2.    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

        14.3.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (except with respect to Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        14.4.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy

Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to so qualify, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

        14.5.    BENEFICIARIES.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        14.6.    STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

        14.7.    ACCELERATION UPON A CHANGE IN CONTROL.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

        14.8    ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.9.    ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, the Committee shall not exercise such discretion with respect to Full Value Awards comprised of Shares of Restricted Stock or Restricted Stock Units which, in the aggregate, exceed five percent (5%) of the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan; provided, further, that when calculating whether the five percent (5%) maximum has been reached, the Committee shall not count or consider any Shares of Restricted Stock or Restricted Stock Units granted to Non-Employee Directors or regarding which the Committee accelerated vesting rights, waived restrictions or determined performance-based criteria had been satisfied resulting from an event described in Section 14.7, 24.8. Article 15, a Participant's termination of employment or separation from service resulting from death, Disability or for the convenience or in the bests interests of the Company. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

        14.10.    EFFECT OF ACCELERATION.    If an Award is accelerated under Section 14.7, Section 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.11.    QUALIFIED PERFORMANCE-BASED AWARDS.

          (a)   The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

          (b)   When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a unit, division, region, department or function within the Company or an Affiliate:

    •
    Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

    •
    Cost of Goods Sold and Gross Margin

    •
    Costs and expenses, including Research & Development and Selling, General & Administrative

    •
    Income (gross, operating, net, etc.)

    •
    Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

    •
    Cash flows and share price

    •
    Return on investment, capital, equity

    •
    Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

    •
    Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

    •
    Economic profit or loss

    •
    Market share

    •
    Employee retention, compensation, training and development, including succession planning

    •
    Objective goals consistent with the Participant's specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

          Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in percentages, or in terms of growth from period to period or growth rates over time as well as measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

          (c)   Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, including the condition as to continued employment as set forth in subsection (g) below, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as ninety (90) days and may be any longer period.

          (d)   The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

          (e)   Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Written certification may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

          (f)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

          (g)   With respect to a Participant who is an officer of the Company, any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the officer having remained continuously employed by the Company or an Affiliate for the entire performance or measurement period, including, as well, through the date of determination and certification of the payment of any such Award pursuant to subsection (e) above (the "Certification Date"). For purposes of the Plan, with respect to any given performance or measurement period, an officer of the Company who (i) terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by the Company as an officer through the Certification Date for purposes of payment eligibility.

        14.12.    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

        14.13.    DEFERRAL.    Subject to applicable law, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals in compliance with Section 409A of the Code and other applicable law.

        14.14.    FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        14.15.    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

        15.1.    MANDATORY ADJUSTMENTS.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

        15.2    DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization or combination or exchange of shares or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that applicable performance targets and performance periods for Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

        15.3    GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Article 16. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

        16.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

        16.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

          (a)   Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

          (b)   The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

          (c)   Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly by cancellation and exchange for cash or another award or otherwise, without the prior approval of the stockholders of the Company, and the Company may not, without the prior approval of stockholders of the Company, repurchase an Option or SAR for value from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

          (d)   No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

        16.3.    COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Committee may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

        17.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

        17.2.    NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

        17.3.  SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

          (a)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

          (b)   If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

          (c)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

              (i)  if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service; and

             (ii)  if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

        17.4.    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company's recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

        17.5.    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

        17.6.    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

        17.7.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

        17.8.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        17.9.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        17.10.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        17.11.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

        17.12.    GOVERNMENT AND OTHER REGULATIONS.

          (a)   Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

        17.13.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

        17.14.    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

        17.15.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

        17.16.    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Annual Meeting of Shareholders of Micron Technology, Inc.

Date:	Thursday, January 24, 2012
Place:	Company Headquarters, 8000 South Federal Way, Boise, Idaho 83716-9632
Time:	9:00 am, Mountain Standard Time

Please make your marks like this: ☒ Use dark black pencil or pen only The Board of Directors unanimously recommends that you vote: — "FOR" the election of the Directors in Proposal 1;
— "FOR" Proposals 2, 3 and 4;					Directors
— "1 YEAR" on Proposal 5;					Recommend
	For	Against	Abstain		ê
1. To elect directors to serve for the ensuing year
and until their successors are elected and
qualified:

01 Steven R. Appleton	☐	☐	☐		For

02 Robert L. Bailey	☐	☐	☐		For

03 Patrick J. Byrne	☐	☐	☐		For

04 Mercedes Johnson	☐	☐	☐		For

05 Lawrence N. Mondry	☐	☐	☐		For

06 Robert E. Switz	☐	☐	☐		For

2. To approve an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 20,000,000.	☐	☐	☐		For

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending August 30, 2012.	☐	☐	☐		For

4. To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement.	☐	☐	☐		For
	1 year	2 years	3 years	Abstain

5. To approve, in a non-binding vote, the frequency (every one, two or three years) with which our shareholders will be entitled to have an advisory vote on executive compensation.	☐	☐	☐	☐	1 YEAR

 Please separate carefully at the perforation and return just this portion in the envelope provided.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Annual Meeting of Shareholders of Micron Technology, Inc. to be held
Thursday, January 24, 2012
For Holders as of November 28, 2011
This Proxy is Solicited on Behalf of the Board of Directors

INTERNET		TELEPHONE
Go To		1-866-586-3108
www.proxypush.com/mu
• Cast your vote online.	OR	• Use any touch-tone telephone.
• Have your Proxy Card ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card. • Detach your Proxy Card. • Return your Proxy Card in the postage-paid envelope provided.

Revocable Proxy - Micron Technology, Inc.

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement and hereby appoints Steven R.Appleton and D. Mark Durcan., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Micron Technology, Inc., and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth, and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND 1 YEAR ON PROPOSAL 5.

All votes must be received by 11:59 pm, Eastern Time, January 23, 2012.

PROXY TABULATOR FOR MICRON TECHNOLOGY, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

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Notice of Fiscal 2011 Annual Meeting of Shareholders January 24, 2012
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
FISCAL 2011 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011
OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2. APPROVAL OF AN AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 20,000,000.
PROPOSAL 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
PROPOSAL 4—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY WITH WHICH SHAREHOLDERS WILL VOTE ON SAY-ON-PAY PROPOSALS IN FUTURE YEARS
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR FISCAL 2012 ANNUAL MEETING
  APPENDIX A
MICRON TECHNOLOGY, INC. 2004 EQUITY INCENTIVE PLAN
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS
ARTICLE 3 EFFECTIVE TERM OF PLAN
ARTICLE 4 ADMINISTRATION
ARTICLE 5 SHARES SUBJECT TO THE PLAN
ARTICLE 6 ELIGIBILITY
ARTICLE 7 STOCK OPTIONS
ARTICLE 8 STOCK APPRECIATION RIGHTS
ARTICLE 9 PERFORMANCE SHARES
ARTICLE 10 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
ARTICLE 11 DEFERRED STOCK UNITS
ARTICLE 12 DIVIDEND EQUIVALENTS
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE 17 GENERAL PROVISIONS